Exhibit 4.4
                                                                    -----------

                SENIOR TERM SECOND LIEN SECURED CREDIT AGREEMENT

                          DATED AS OF DECEMBER 22, 2003

                                      AMONG

                               QUEST CHEROKEE, LLC

                                   AS BORROWER

                             BLUESTEM PIPELINE, LLC,

                                  AS GUARANTOR

                                  THE LENDERS,

                                  BANK ONE, NA,

                                    AS AGENT

                                       AND

                         BANK ONE CAPITAL MARKETS, INC.,
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER






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                                Table of Contents

ARTICLE I  DEFINITIONS.........................................................1

ARTICLE II THE CREDITS........................................................21
      2.1.  Commitment........................................................21
      2.2.  Required Payments; Termination....................................21
      2.3.  Ratable Loans.....................................................21
      2.4.  Types of Advances.................................................21
      2.5.  Fee...............................................................21
      2.6.  Minimum Amount of Each Advance....................................21
      2.7.  Optional Principal Payments.......................................21
      2.8.  Method of Selecting Interest Periods for Advances.................22
      2.9.  Continuation of Outstanding Advances..............................22
      2.10. Changes in Interest Rate, etc.....................................23
      2.11. Rates Applicable After Default....................................23
      2.12. Method of Payment.................................................23
      2.13. Noteless Agreement; Evidence of Indebtedness......................23
      2.14. Telephonic Notices................................................24
      2.15. Interest Payment Dates; Interest and Fee Basis....................24
      2.16. Notification of Advances, Interest Rates,
            Prepayments and Commitment Reductions.............................24
      2.17. Lending Installations.............................................25
      2.18. Non-Receipt of Funds by the Agent.................................25
      2.19. Replacement of Lender.............................................25
      2.20. Limitation of Interest. The Borrower, the Agent and
            the Lenders intend to strictly comply with all applicable
            laws, including applicable usury laws.............................25

ARTICLE III  YIELD PROTECTION; TAXES..........................................26
      3.1.  Yield Protection..................................................26
      3.2.  Changes in Capital Adequacy Regulations...........................27
      3.3.  Availability of Types of Advances.................................27
      3.4.  Funding Indemnification...........................................28
      3.5.  Taxes.............................................................28
      3.6.  Lender Statements; Survival of Indemnity..........................29

ARTICLE IV CONDITIONS PRECEDENT...............................................30
      4.1.  Initial Advance...................................................30
      4.2.  Certificate of Effectiveness......................................33
      4.3.  Post-Closing Deliveries...........................................33

ARTICLE V  REPRESENTATIONS AND WARRANTIES.................................... 33
      5.1.  Existence and Standing............................................33
      5.2.  Authorization and Validity........................................33
      5.3.  No Conflict; Government Consent...................................34

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      5.4.  Financial Statements..............................................34
      5.5.  Material Adverse Change...........................................34
      5.6.  Taxes.............................................................34
      5.7.  Litigation and Contingent Obligations.............................34
      5.8.  Subsidiaries......................................................34
      5.9.  ERISA.............................................................35
      5.10. Accuracy of Information...........................................35
      5.11. Material Agreements...............................................35
      5.12. Compliance With Laws..............................................35
      5.13. Ownership of Properties...........................................35
      5.14. Oil and Gas Properties............................................35
      5.15. Plan Assets; Prohibited Transactions..............................36
      5.16. Environmental Matters.............................................36
      5.17. Investment Company Act............................................36
      5.18. Public Utility Holding Company Act................................36
      5.19. Post-Retirement Benefits..........................................36
      5.20. Insurance.........................................................36
      5.21. Solvency..........................................................37

ARTICLE VI COLLATERAL AND GUARANTIES..........................................37
      6.1.  Security..........................................................37
      6.2.  Guarantees........................................................38

ARTICLE VII COVENANTS.........................................................38
      7.1.  Financial and Other Reporting.....................................39
      7.2.  Use of Proceeds...................................................40
      7.3.  Notice of Default.................................................40
      7.4.  Conduct of Business; Fiscal Year..................................40
      7.5.  Taxes.............................................................41
      7.6.  Insurance.........................................................41
      7.7.  Compliance with Laws..............................................41
      7.8.  Maintenance of Properties.........................................41
      7.9.  Inspection........................................................41
      7.10. Dividends.........................................................41
      7.11. Indebtedness......................................................42
      7.12. Disqualified Stock................................................42
      7.13. Merger............................................................42
      7.14. Sale of Assets....................................................42
      7.15. Investments and Acquisitions......................................43
      7.16. Liens.............................................................44
      7.17. Affiliates........................................................45
      7.18. Amendments to Certain Agreements and Payment Restrictions.........46
      7.19. Sale and Leaseback Transactions and other
            Off-Balance Sheet Liabilities.....................................46
      7.20. Letters of Credit.................................................46
      7.21. Financial Contracts...............................................46
      7.22. Financial Covenants...............................................46
      7.23. Operation of Oil and Gas Properties...............................47

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      7.24. Title Data........................................................48
      7.25. Rate Management Transactions......................................48

ARTICLE VIII DEFAULTS.........................................................48
      8.1.  Representations and Warranties....................................48
      8.2.  Payments..........................................................48
      8.3.  Certain Covenants.................................................48
      8.4.  Other Terms and Provisions........................................48
      8.5.  Other Material Indebtedness.......................................49
      8.6.  Insolvency Proceedings............................................49
      8.7.  Appointment of Receiver...........................................49
      8.8.  Condemnation and Seizure..........................................49
      8.9.  Judgments.........................................................49
      8.10. Rate Management Obligations.......................................50
      8.11. Change of Control.................................................50
      8.12. Other Loan Documents..............................................50
      8.13. Guaranty..........................................................50
      8.14. Unfunded Liabilities..............................................50
      8.15. Multiemployer Plan Withdrawal Liability...........................50
      8.16. Reorganization or Termination of Multiemployer Plan...............50
      8.17. Environmental Laws................................................50
      8.18. Subordinate Debt Documents........................................51
      8.19. Collateral Documents..............................................51

ARTICLE IX  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES....................51
      9.1.  Acceleration......................................................51
      9.2.  Amendments........................................................51
      9.3.  Preservation of Rights............................................52

ARTICLE X   GENERAL PROVISIONS................................................52
      10.1. Survival of Representations.......................................52
      10.2. Governmental Regulation...........................................52
      10.3. Headings..........................................................52
      10.4. Entire Agreement..................................................52
      10.5. Several Obligations; Benefits of this Agreement...................52
      10.6. Expenses; Indemnification.........................................53
      10.7. Numbers of Documents..............................................53
      10.8. Accounting........................................................53
      10.9. Severability of Provisions........................................53
      10.10 Nonliability of Lenders...........................................53
      10.11 Confidentiality...................................................54
      10.12 Nonreliance.......................................................54
      10.13 Disclosure........................................................54
      10.14 USA PATRIOT ACT NOTIFICATION......................................54

ARTICLE XI THE AGENT..........................................................55
      11.1. Appointment; Nature of Relationship...............................55

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      11.2. Powers............................................................55
      11.3. General Immunity..................................................55
      11.4. No Responsibility for Loans, Recitals, etc........................55
      11.5. Action on Instructions of Lenders.................................56
      11.6. Employment of Agents and Counsel..................................56
      11.7. Reliance on Documents; Counsel....................................56
      11.8. Agent's Reimbursement and Indemnification.........................56
      11.9. Notice of Default.................................................56
      11.10 Rights as a Lender................................................57
      11.11 Lender Credit Decision............................................57
      11.12 Successor Agent...................................................57
      11.13 Agent and Arranger Fees...........................................58
      11.14 Delegation to Affiliates..........................................58
      11.15 Execution of Collateral Documents.................................58
      11.16 Collateral Releases...............................................58

ARTICLE XII SETOFF; RATABLE PAYMENTS..........................................58
      12.1. Setoff............................................................58
      12.2. Ratable Payments..................................................58

ARTICLE XIII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS................58
      13.1. Successors and Assigns............................................58
      13.2. Participations....................................................59
      13.3. Assignments.......................................................60
      13.4. Dissemination of Information......................................61

ARTICLE XIV NOTICES...........................................................61
      14.1. Notices...........................................................61
      14.2. Change of Address.................................................61

ARTICLE XV COUNTERPARTS; CURRENCY INDEMNITY;
      NON-MERGER; MAXIMUM INTEREST RATE.......................................62
      15.1. Counterparts......................................................62

ARTICLE XVI CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL......62
      16.1. CHOICE OF LAW.....................................................62
      16.2. CONSENT TO JURISDICTION...........................................62
      16.3. WAIVER OF JURY TRIAL..............................................62


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                                    EXHIBITS
                                    --------
                                                                            Page
                                                                            ----

Exhibit A-1     -    Form of Borrower's Counsel Opinion
Exhibit A-2     -    Form of Collateral Agent's Local Counsel Opinion
Exhibit B       -    Form of Compliance Certificate
Exhibit C       -    Form of Assignment and Assumption Agreement
Exhibit D       -    Form of Money Transfer Instructions
Exhibit E       -    Form of Note
Exhibit F       -    Form of Certificate of Effectiveness
Exhibit G       -    Form of Junior Subordinated Promissory Note
Exhibit H       -    Form of Borrower Pledge Agreement
Exhibit I       -    Form of Equityholders Pledge Agreement
Exhibit J       -    Form of Guaranty
Exhibit K       -    Form of Subsidiary Pledge Agreement
Exhibit L       -    Form of Certificate of Ownership Interests


                                    SCHEDULES
                                    ---------

Schedule 1.1-A  -    Existing Letters of Credit
Schedule 1.1-B  -    Rate Mangement Transactions
Schedule 5.7    -    Material Contingent Obligations
Schedule 5.8    -    Subsidiaries
Schedule 5.13   -    Indebtedness and Liens




                                       v
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                SENIOR TERM SECOND LIEN SECURED CREDIT AGREEMENT


     This Agreement, dated as of December 22, 2003, is among Quest Cherokee, LLC, a Delaware limited liability company, Bluestem Pipeline, LLC, a Delaware limited liability company, the Lenders and Bank One, NA, having its principal office in Chicago, Illinois, as Agent. The parties hereto agree as follows:


                                  ARTICLE III

                                  DEFINITIONS

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise, (ii) acquires the business, property or fixed assets of or business line or unit of any Person consisting of Oil and Gas Properties, or (iii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors
(other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means the borrowing hereunder made on the Closing Date, and any subsequent conversions or continuations thereof, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

     "Advance Payment Contract" means any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Oil and Gas Properties owned by any Credit Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

     "Affected Lender" is defined in Section 2.19.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the

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controlling  Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XI.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States of America from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus one half of one percent (.50%) per annum.

     "Annualized Consolidated EBITDA" means, for purposes of calculating the financial ratios set forth in Section 7.22 for each Rolling Period ending on or prior to November 30, 2004, Borrower's actual Consolidated EBITDA for such Rolling Period multiplied by the factor determined for such Rolling Period in accordance with the table below:

                 Rolling Period Ending    Factor
                 -------------------------------------
                 May 31, 2004             2.4
                 August 31, 2004          1.5
                 November 30, 2004        1.09

     "Applicable Margin" means, with respect to Eurodollar Advances, six percent (6.00%) per annum, and with respect to Floating Rate Advances, four and three-quarter percent (4.75%) per annum.

     "Approved Counterparty" means, at any time and from time to time, (i) any Person engaged in the business of writing hedges for commodity, interest rate or currency risk that is acceptable to the Senior Revolving Agent and has, at the time Borrower or any Guarantor enters into a Rate Management Transaction with such Person, a credit rating of BBB or better from S&P and (ii) the Senior Revolving Agent, any Bank or any Affiliate of the Senior Revolving Agent or any Bank.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity that administers or manages a Lender.

     "Approved Petroleum Engineer" means any reputable firm of independent petroleum engineers as shall be selected by Borrower and approved by the Agent, such approval not to be unreasonably withheld.

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     "Arranger"  means Bank One Capital Markets,  Inc., a Delaware  corporation, and its successors, in its capacity as lead arranger and sole book runner.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means, as to any Person, any of its Chief Executive Officer, its President, its Directors, its Managers (in the case of a limited liability company), its Chief Financial Officer, its Chief Accounting Officer, its Vice Presidents, its Treasurer or its corporate Secretary, acting singly.

     "Bank" means any financial institution from time to time a party to the Senior Revolving Credit Agreement as a lender and "Banks" means all Banks.

     "Bank One" means Bank One, NA, a national banking association, having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

     "Bluestem" means Bluestem Pipeline, LLC, a Delaware limited liability company, and Wholly-Owned Subsidiary of Borrower.

     "Borrower" means Quest Cherokee, LLC, a Delaware limited liability company, and its successors and assigns.

     "Borrower Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit H attached hereto (with applicable conforming changes) to be executed by Borrower pursuant to which Borrower shall pledge to Collateral Agent, for the ratable benefit of Banks and Lenders, all of the issued and outstanding Capital Stock owned by Borrower of each Subsidiary of Borrower described therein to secure the Obligations.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York City, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles, including oil and gas drilling and development expenses, but excluding (i) the cost of assets acquired with Capitalized Lease Obligations, (ii) the cost to purchase any Oil and Gas Properties, (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (iii) leasehold improvement expenditures on real property (other than Oil and Gas Properties) for which Borrower or a Subsidiary is reimbursed promptly by the lessor.

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     "Capital Lease" means any lease of any property (whether real,  personal or mixed) that, in conformity with Agreement Accounting Principles, should be accounted for as a capital lease.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (a) readily marketable direct obligations of the United States of America (or investments in mutual funds or similar funds which invest solely in such obligations), (b) fully insured time deposits and certificates of deposit with maturities of one year or less of any Lender, any Bank, or any other commercial bank operating in the United States having capital and surplus in excess of $100,000,000, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of S&P or Moody's, and (d) mutual funds either (i) rated AA or higher by S&P, or (ii) investing only in assets listed in (a) through (c) above.

     "Certificate of Effectiveness" means a Certificate of Effectiveness in the form of Exhibit F attached hereto to be executed by Borrower and Agent upon the satisfaction of each of the conditions precedent contained in Article IV hereof.

     "Certificate of Ownership Interests" means a Certificate of Ownership Interests in the form of Exhibit L attached hereto to be executed and delivered by an Authorized Officer of Borrower pursuant to clause (xviii) of Section 4.1(a).

     "Change" is defined in Section 3.2.

     "Change of Control" means the occurrence of any of the following, whether voluntary or involuntary, including by operation of law: (a) any Credit Party (other than Borrower) shall cease to be a Wholly-Owned Subsidiary of Borrower,
(b) for the period from the Closing Date until December 22, 2006, Cherokee Partners shall cease, for any reason, to own one hundred percent (100%) of the Class A membership interests in Borrower, (c) the Quest Group shall cease, for any reason, to own one-hundred percent (100%) of the issued and outstanding membership or other Capital Stock (other than the Class A membership interests described in clause (b) above) in Borrower, or (d) Jerry Cash shall cease for any reason to be an executive officer of Borrower, provided that, with respect to this clause (d), it shall not be a "Change of Control" if Borrower appoints a successor reasonably acceptable to the Agent within sixty (60) days thereafter.

     "Cherokee Partners" means Cherokee Energy Partners LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of ArcLight Energy Partners Fund I, L.P., a Delaware limited partnership.

     "Closing Date" means the date upon which all of the conditions precedent set forth in Article IV have been satisfied, and Borrower and Agent have executed and delivered the Certificate of Effectiveness; provided, that, in no event shall such date be later than December 31, 2003.

      "Closing Documents" means the Devon Acquisition Documents, the Senior Revolving Credit Documents, the Equity Investment Documents, the Subordinate Debt Documents, the Contribution Documents and all other material documents, instruments and agreements executed or delivered by any Credit Party in connection with, or otherwise pertaining to, the Closing Transactions.

      "Closing Transactions" means the transactions to occur on the Closing Date, including, without limitation: (a) the completion of the Devon Acquisition pursuant to the terms of the Devon Acquisition Documents, (b) the consummation and closing of the conveyance and contribution by QRC and certain other members of the Quest Group to Borrower of the Contributed Properties pursuant to the terms of the Contribution Documents, (c) the completion of the Equity Investment pursuant to the terms of the Equity Investment Documents, (d) the execution and delivery of the Subordinate Debt Documents, and the closing and consummation of the transactions contemplated thereby pursuant to the terms thereof, and the receipt by Borrower of not less than $51,000,000, net of commitment fees and expenses deducted from the proceeds of the issuance of the Subordinate Note, and the application of such proceeds to finance in part the Devon Acquisition and the costs and expenses associated therewith and with the Subordinate Debt, (e) the execution and delivery of the Senior Revolver Credit Documents, and the closing and consummation of the transactions contemplated thereby pursuant to the terms thereof, and the receipt by Borrower of not more than $57,000,000 from the issuance of the "Notes" under and as defined in the Senior Revolving Credit Agreement, and the application of such proceeds to finance in part the Devon Acquisition and the costs and expenses associated therewith and with such revolving "Notes" and the Loans, (f) the assignment to, and assumption by, Borrower of all Rate Management Transactions entered into by Devon and members of the Quest Group with Bank One (or its Affiliates) prior to the date hereof, pursuant to that certain Assignment Agreement, dated of even date herewith, by and among Devon, as Assignor thereunder, and Bank One, as Remaining Party thereto, (g) repayment by Borrower in full of all obligations, Indebtedness and liabilities accrued and outstanding under the Existing Credit Agreements as of the Closing Date, including, without limitation, (i) the entire outstanding principal balance of the loans and advances made (and as defined) thereunder,
(ii) all accrued but unpaid interest, and (iii) all accrued but unpaid commitment and other fees, (h) the cancellation of all letters of credit, if any, outstanding under the Existing Credit Agreements, (i) the termination (or assignment and assumption of the Rate Management Transactions listed and described on Part A of Schedule 1.1-B, (pursuant to an agreement in form and substance satisfactory to Bank One), of all Rate Management Transactions entered into by QRC pursuant to the terms of the Existing Credit Agreements, (j) the termination and release of the Existing Mortgages and all other Liens securing the obligations, Indebtedness and liabilities of any member of the Quest Group under the Existing Credit Agreements (including, without limitation, the delivery of UCC-3 releases with respect to all uniform commercial code filings made under or pursuant to the Existing Credit Agreements), and the delivery to QRC of all original certificates and stock powers pledged and delivered by QRC and the other members of the Quest Group pursuant to the terms of the Existing Credit Agreements as security for QRC's obligations thereunder, (k) the release of all guarantees of the obligations, Indebtedness and liabilities of any Credit Party under the Existing Credit Agreements, (l) the termination of the Existing Credit Agreements, and the delivery to QRC of each original promissory note issued under the Existing Credit Agreements marked "Terminated and Paid in Full", (m) the termination, or assignment and assumption (pursuant to an agreement in form and substance satisfactory to Bank One) of the Rate Management Transactions listed and described on Part B of Schedule 1.1-B, (n) the cancellation (or replacement with Letters of Credit issued under the Senior
Revolving Credit Agreement) of the letters of credit listed and described on Part A of Schedule 1.1-A, which letters of credit secure the Rate Management Transactions described in clause (m) preceding, and (o) the payment of all fees and expenses of Agent in connection with the credit facilities provided herein.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Agency Agreement" means that certain Collateral Agency and Intercreditor Agreement dated as of the date hereof by and among the Collateral Agent, the Senior Revolving Agent and Banks party to the Senior Revolving Credit Agreement, Agent, the Lenders, Borrower and Bluestem as amended, modified, supplemented or restated from time to time.

     "Collateral Agent" means Bank One, NA, in its capacity as collateral agent under the Collateral Agency Agreement, and any successor Collateral Agent appointed pursuant to the terms of the Collateral Agency Agreement.

     "Collateral Documents" means, collectively, this Agreement, all Mortgages, Security Agreements, Assignments of Production and Financing Statements, the Equityholders Pledge Agreement and other collateral documents covering the Oil and Gas Properties and related personal property, equipment, oil and gas inventory and proceeds of the foregoing, all Guaranties, all pledge agreements and all collateral assignments of notes and Liens, all such documents to be in form and substance reasonably satisfactory to Agent.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to
Section 13.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

     "Consolidated" or "consolidated", when used with reference to any accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with Agreement Accounting Principles, after elimination of intercompany items.

     "Consolidated EBITDA" means, for any Person for any period, without duplication: (a) Consolidated Net Income of such Person for such period; plus, to the extent deducted in the calculation of Consolidated Net Income, (b) the sum of (i) income or franchise Taxes paid or accrued; (ii) Consolidated Net Interest Expense; (iii) amortization, depletion and depreciation expense; (iv) any non-cash losses or charges on any Rate Management Transaction resulting from the requirements of SFAS 133 for that period; and (v) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); less, to the extent included in the calculation of Consolidated Net Income, (c) the sum of (i) the income of any Person (other than wholly-owned Subsidiaries of such Person) unless such income is received by such Person in a cash distribution; (ii) gains or losses from sales or other dispositions of assets (other than Hydrocarbons produced in the normal course of business); (iii) any non-cash gains on any Rate Management Transaction resulting from the requirements of SFAS 133 for that period; and (iv) extraordinary or non-recurring gains or non-recurring losses. Notwithstanding anything to the contrary contained herein, all calculations of Consolidated EBITDA shall be for any applicable period of determination during which Borrower has consummated an acquisition or disposition (to the extent permitted hereunder) of properties or assets, calculated and determined on a pro forma basis (such calculation to be acceptable to, and approved by, Agent) as if such acquisition or disposition was consummated on the first day of such applicable period.

     "Consolidated Funded Debt" means, as of any date, without duplication and with respect to any Person, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes, or other similar instruments,
(iii) all other indebtedness (including obligations under Capital Leases, other than usual and customary oil, gas and mineral leases) on which interest charges are customarily paid or accrued, (iv) all guarantees of indebtedness, including reimbursement obligations with respect to letters of credit, (v) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (vi) any amount owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms and which are not more than 120 days past the invoice date, and (vii) all liability as a general partner of a partnership for obligations of that partnership of the nature described in (i) through (vi) preceding, but excluding, Subordinate Debt.

     "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period. "Consolidated Net Interest Expense" means, for any Person for any period, the remainder of the following for such Person and its Consolidated Subsidiaries for such period: (a) interest expense, minus (b) interest income.

     "Consolidated Subsidiary" or "Consolidated Subsidiaries" means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     "Contributed Properties" means, collectively, all Oil and Gas Properties and related assets contributed and conveyed to Borrower by members of the Quest Group on or prior to the Closing Date, which properties and assets are described on Annex I of Exhibit A to the Certificate of Ownership Interests (as defined in the Senior Revolving Credit Agreement).

     "Contribution Agreement" means that certain Contribution, Conveyance, Assignment and Assumption Agreement, dated of even date herewith, by and among Borrower, Bluestem and each member of the Quest Group (other than QRC).

     "Contribution Documents" means, collectively, the Contribution Agreement and such agreements, assignments, deeds, conveyances, certificates and other documents and instruments, in form and substance satisfactory to Agent, executed and/or delivered by, between and among certain members of the Quest Group, Borrower, and Bluestem pursuant to which certain members of the Quest Group contribute and convey to Borrower the Contributed Properties.

     "Credit Parties" means, collectively, Borrower and each Guarantor, and "Credit Party" means any one of the foregoing.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.9.

     "Crude Oil" means all crude oil and condensate.

     "Current Financials" means (a) the annual audited consolidated balance sheet of QRC and the related consolidated statements of operations and cash flows for the Fiscal Year ended May 31, 2003, and (b) the quarterly unaudited consolidated balance sheet of QRC for the Fiscal Quarter ended August 31, 2003, and the related unaudited consolidated statements of operations and cash flows for the portion of QRC's Fiscal Year ended August 31, 2003.

     "Default" means an event described in Article VIII.

     "Devon" means Devon Energy Production Company, L.P., an Oklahoma limited partnership.

     "Devon Acquisition" means the purchase by Borrower of the Devon Properties pursuant to the Devon Acquisition Agreement.

     "Devon Acquisition Agreement" means that certain Purchase and Sale Agreement dated as of December 10, 2003, by and between Devon and TGGS, as seller thereunder, and QRC, as buyer thereunder. The rights of QRC under such Purchase and Sale Agreement have been assigned to Borrower pursuant to the Devon Acquisition Agreement Assignment.

     "Devon Acquisition Agreement Assignment" means that certain Assignment dated as of December 22, 2003, by and between QRC, as assignor, and Borrower, as assignee (and acknowledged by Devon and TGGS), pursuant to which (a) the rights of QRC under the Devon Acquisition Agreement have been assigned to Borrower, and
(b) Devon and TGGS consent to the assignment by Borrower to Collateral Agent of all of Borrower's rights and interest under the Devon Acquisition Agreement.

     "Devon Acquisition Documents" means the Devon Acquisition Agreement, the Devon Acquisition Agreement Assignment, the Devon Hold Back Agreement and the Devon Hold Back Assignments (each as defined in the Senior Revolving Credit Agreement) and all assignments, deeds, conveyances, certificates and other documents and instruments now or hereafter executed and delivered by, between or among QRC, Borrower, Devon, TGGS and/or any of their Affiliates pursuant to the Devon Acquisition Agreement or in connection with the Devon Acquisition.

     "Devon Properties" means, collectively, the "Properties" as such term is defined in the Devon Acquisition Agreement.

     "Devon Reserve Report" means the engineering and economic analysis of the Devon Properties prepared as of September 1, 2003 by Cawley, Gillespie & Associates.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Facility Termination Date.

     "Dollar", "Dollars" and the sign "$" mean lawful money of the United States of America.

      "Domestic Subsidiary" means, with respect to any Person, a Subsidiary of such Person that is incorporated or formed under the laws of the United States of America or the District of Columbia.

     "Environmental Laws" means any and all federal, state, provincial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "Equity Investment" means the contribution to the Capital Stock of Borrower by Cherokee Partners in accordance with, and pursuant to, the Equity Investment Documents.

     "Equity Investment Documents" means the Operating Agreement, the Equity Purchase Agreement and all other material documents, instruments and agreements executed and/or delivered by Borrower, Cherokee Partners or the Quest Group in connection with, or otherwise pertaining to, the Equity Investment.

     "Equityholders Pledge Agreements" means one or more Pledge Agreements substantially in the form of Exhibit I attached hereto (with applicable conforming changes) to be executed by Cherokee Partners and each member of the Quest Group (other than QRC) pursuant to which such Person shall pledge to Collateral Agent, for the ratable benefit of Banks and the Lenders, all of the issued and outstanding Capital Stock owned by such Person of Borrower and each Subsidiary of such Person described therein to secure the Obligations.

     "Equity Purchase Agreement" means that certain Membership Interest Purchase Agreement, dated as of the date hereof, by and among Borrower, each member of the Quest Group (other than QRC) and Cherokee Partners.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar  Loan"  means a Loan  which,  except as  otherwise  provided in
Section 2.11, bears
interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period a per annum rate of interest (based on a year of 360 days) equal to, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit attached to this Agreement, unless another document is specifically referenced.

     "Existing Credit Agreements" means, collectively, that certain (i) Credit Agreement dated as of November 7, 2002, by and among Wells Fargo Bank, N.A. (successor-in-interest to Wells Fargo Bank Texas, N.A.), as administrative agent, the lenders a party thereto, QRC, as borrower thereunder, and Quest Oil & Gas, Ponderosa, and STP Cherokee, as guarantors thereunder; and (ii) Credit Agreement dated as of November 7, 2002, by and among Wells Fargo Energy Capital, Inc., QRC, as borrower thereunder, and Quest Oil & Gas, Ponderosa, and STP
Cherokee, as guarantors thereunder, as each may have been amended or modified prior to the date hereof.

     "Existing Letter of Credit" means the letters of credit issued for the account of Borrower and outstanding on the date hereof and described on Part A of Schedule 1.1-A hereof.

     "Existing Mortgages" means the mortgages, deeds of trust, security agreements, assignments, pledges and other documents, instruments and agreements, which establish Liens on certain of the members of the Quest Group's Oil and Gas Properties to secure QRC's obligations under the Existing Credit Agreements.

     "Existing Reserve Report" means an engineering and economic analysis of the Contributed Properties prepared as of July 1, 2003 by Cawley, Gillespie & Associates.

     "Facility Termination Date" means December 22, 2008.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

     "Fiscal Quarter" means the three (3) month periods ending on August 31, November 30, February 28 (or 29, as applicable) and May 31 of each Fiscal Year.

     "Fiscal Year" means a twelve (12) month period ending May 31.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

     "Floating  Rate Loan" means a Loan which,  except as otherwise  provided in
Section 2.11, bears interest at the Floating Rate.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Gas Balancing Agreement" means any agreement or arrangement whereby any Credit Party, or any other party having an interest in any Hydrocarbons to be produced from Oil and Gas Properties in which any Credit Party owns an interest, has a right to take more than its proportionate share of production therefrom.

     "Guarantor" means Bluestem and after the date hereof, each Domestic Subsidiary of Borrower, that hereafter executes and delivers to the Agent and the Lenders, a Guaranty.

     "Guaranty" means a Guaranty, substantially in the form of Exhibit J to be executed by each Subsidiary of Borrower in favor of the Agent and the Lenders, pursuant to which such Subsidiary guaranties payment and performance in full of the Obligations as it may be amended or modified and in effect from time to time.

     "Highest Lawful Rate" shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter 303 of the Texas Finance Code, as amended (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069-1D.003) establishes the Highest Lawful Rate, such rate shall be the "indicated (weekly) rate ceiling" (as defined in Chapter 303 of the Texas Finance Code, as amended) for that day.

     "Hydrocarbons" means all Crude Oil and Natural Gas produced from or attributable to the Oil and Gas Properties of Borrower and its Subsidiaries.

     "Immaterial Title Deficiencies" means, with respect to the Oil and Gas Properties of Borrower and its Subsidiaries, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentages and other Liens, defects, discrepancies and similar matters which do not, individually or in the aggregate, affect the greater of (i) Oil and Gas Properties with a Recognized Value (as defined in the Senior Revolving Credit Agreement) greater than four percent (4%) of such Recognized Value of all such Oil and Gas Properties and (ii) Oil and Gas Properties with a Recognized Value greater than three percent (3%) of the Recognized Value of all of such Oil and Gas Properties.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade and which are not outstanding more than one hundred twenty (120) days past the invoice date),
(iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Contingent Obligations, (vii) Capitalized Lease Obligations, (viii) Letters of Credit, (xi) Rate Management Obligations and (x) any other obligation for borrowed money or other similar financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

     "Initial Title Required Reserve Value" means Oil and Gas Properties having a Proved Reserves that have a Recognized Value of not less than forty percent (40%) of the Recognized Value of all Proved Reserves of Borrower and its Subsidiaries.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or, if available, six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Investor" means each of Cherokee Partners and each member of the Quest Group (other than QRC), and "Investors" means Cherokee Partners and each member of the Quest Group (other than QRC), collectively.

     "J-W Gas" means J-W Gas Gathering, L.L.C., a Kansas limited liability company, which is a Wholly Owned Subsidiary of PSI.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, Subsidiary or Affiliate of such Lender or the Agent listed on the signature pages hereof or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any lien (statutory or other), mortgage, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
Article II (or any conversion or continuation thereof).

     "Loan Documents" means, collectively, this Agreement, the Collateral Agency Agreement, any Notes issued pursuant to Section 2.13, the Collateral Documents and the Guaranty.

     "March 2004 Operating  Statement" has the meaning given such term in clause
(viii) of Section 7.1

     "Material Adverse Change" means any circumstance or event that has or would reasonably be expected to have a Material Adverse Effect.

     "Material Adverse Effect" means a material adverse effect on (a) the assets, liabilities, financial condition, results of operations or prospects of Borrower, individually, or the Credit Parties taken as a whole, (b) the right or ability of any Credit Party to fully, completely and timely perform its obligations under Loan Documents, or (c) the validity or enforceability of any Loan Document against any Credit Party which is a party thereto or the rights and remedies of the Agent, the Collateral Agent or the Lenders thereunder.

     "Material Gas Imbalance" means, with respect to all Gas Balancing Agreements to which any Credit Party is a party or by which any Oil and Gas Properties owned by any Credit Party is bound, a net gas imbalance to any Credit Party in excess of $750,000.

     "Material Indebtedness" means Indebtedness, other than indebtedness with respect to Rate Management Obligations or the Subordinate Debt Documents, in an outstanding principal amount of $1,500,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

     "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgages" means all mortgages, deeds of trust, amendments to mortgages, security agreements, assignments of production, pledge agreements, collateral mortgages, collateral chattel mortgages, collateral assignments, financing statements and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens required by Section 6.1. All Mortgages shall be in form and substance satisfactory to Agent in its sole discretion.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Natural Gas" means all natural gas, distillate or sulphur, natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, coalbed methane gas, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane).

     "Non-Consenting Lender" is defined in Section 2.19.

     "Non-U.S. Lenders" is defined in Section 3.5(iv).

     "Note" is defined in Section 2.13.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents including reasonable attorneys' fees.

     "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capital Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, (iv) any Material Gas Imbalance, (v) any Advance Payment Contract, or (vi) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from the foregoing clauses
(iii) through (vi) Operating Leases and usual and customary oil, gas and mineral leases.

     "Oil and Gas Properties" means oil, gas and mineral properties and interests and related personal properties including interests in oil, gas and mineral leases, working interests, royalty interests and overriding royalty interests.

     "Operating Agreement" means that certain Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC, dated as of December 22, 2003, by and among the members of the Quest Group (other than QRC) and Cherokee Partners, as the same may be amended or modified (to the extent permitted hereunder), which agreement amended and restated in its entirety that certain Operating Agreement for Quest Cherokee, LLC, dated as of December 12, 2003, by and among the members of the Quest Group (other than QRC) and Borrower.

     "Operating Lease" of a Person means any lease of Property (other than a Capital Lease or an oil, gas or mineral lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Other Taxes" is defined in Section 3.5(ii).

     "Participants" is defined in Section 13.2.1.

      "Payment Date" means the last day of each calendar month in the case of Floating Rate Loans and, in the case of Eurodollar Loans, the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, at three (3) month intervals following the first day of such Interest Periods.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Permitted Contributed Property Defects" means, collectively, "Defects" as defined in the Operating Agreement and with respect to which Cherokee Partners has notified Borrower in accordance with Section 5.10(c) of such Operating Agreement.

      "Permitted Devon Title Defects" means, collectively, "Defects" as defined in the Devon Acquisition Agreement with respect to which Borrower has the right to (i) reassign Devon Properties (or any interest therein) (as defined in the Senior Revolving Credit Agreement as of the Closing Date) to Devon or TGGS pursuant to Section 13 of the Devon Acquisition Agreement, or (ii) obtain a Sale Price (as defined in the Devon Acquisition Agreement) adjustment in accordance with Section 13 of the Devon Acquisition Agreement.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

      "Pledge Agreement" means any Equityholders Pledge Agreement, Borrower Pledge Agreement or Subsidiary Pledge Agreement, and "Pledge Agreements" means all of such Pledge Agreements.

      "Ponderosa" means Ponderosa Gas Pipeline Company, Inc., a Kansas corporation, which is a Wholly-Owned Subsidiary of QRC.

      "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person including any Oil and Gas Properties.

      "Proved Developed Non-Producing Present Value" or "PDNP Present Value" means, with respect to any Oil and Gas Properties, including Target Properties, the present value discounted at ten percent (10%) of future net revenues attributable to all PDNP Reserves from such Oil and Gas Properties calculated based on a Qualified Reserve Report.

      "Proved Developed Producing Present Value" or "PDP Present Value" means, with respect to any Oil and Gas Properties, including Target Properties, the present value discounted at ten percent (10%) of future net revenues attributable to all PDP Reserves from such Oil and Gas Properties calculated based on a Qualified Reserve Report.

      "Proved Reserves" has the meaning given that term in the definitions promulgated by the Society of Petroleum Evaluation Engineers and the World Petroleum Congress as in effect at the time in question; "Proved Developed Producing Reserves" or "PDP Reserves" means Proved Reserves which are categorized as both "Developed" and "Producing" in such definitions; "Proved Developed Non-Producing Reserves" or "PDNP Reserves" means Proved Reserves which are categorized as both "Developed" and "Non-Producing" in such definitions; and "Proved Undeveloped Reserves" or "PUD Reserves" means Proved Reserves which are categorized as "Undeveloped" in such definitions.

      "Proved Reserves Present Value" means, with respect to any Oil and Gas Properties, including Target Properties, the sum of the PDP Present Value, the PDNP Present Value and the PUD Present Value of such Oil and Gas Properties based on a Qualified Reserve Report; provided, however, in the event the quotient of (i) the PDP Present Value divided by (ii) the sum of the PDP Present Value, the PDNP Present Value and PUD Present Value is less than 0.60, then the Proved Reserves Present Value shall be an amount determined by dividing the PDP Present Value by 0.60.

      "Proved Undeveloped Present Value" or "PUD Present Value" means, with respect to any Oil and Gas Properties, including Target Properties, the present value discounted at ten percent (10%) of future net revenues attributable to all PUD Reserves from such Oil and Gas Properties calculated based on a Qualified Reserve Report.

      "PSI" means Producers Service Incorporated, a Kansas corporation, which is a Wholly-Owned Subsidiary of Ponderosa.

      "Purchasers" is defined in Section 13.3.1.

      "QES"   means   Quest   Energy   Service,   Inc.,   a  Kansas
corporation, which is a Wholly-Owned Subsidiary of QRC.

      "QES Management Agreement" means that certain Operating and Management Services Agreement dated as of December 22, 2003, by and between Borrower and QES, pursuant to which QES agreed to perform certain general and administrative services necessary for the operation of Borrower.

      "QRC" means Quest Resource Corporation, a Nevada corporation.

      "Qualified Reserve Report" means, with respect to any Oil and Gas Properties, including Target Properties, a Reserve Report prepared in accordance with the guidelines established from time to time by the United States Securities and Exchange Commission and acceptable to the Agent, except that, (i) for all Natural Gas and Crude Oil to be sold from such Oil and Gas Properties other than Natural Gas and Crude Oil described in the following clause (ii), the sales price for the first five years after the effective date of such report shall be the equivalent "strip price" for five year swaps for Natural Gas and Crude Oil as reflected in the New York Mercantile Exchange as of the settlement of the last trading day for the contract month coincident with the effective date of the Reserve Report and thereafter the purchase price shall be fixed at the sales price in effect at the end of such five year period (in each case as adjusted for appropriate quality, transportation and location differentials approved by the Required Lenders); (ii) for all Natural Gas and Crude Oil to be sold from such Target Properties on a fixed price basis pursuant to any bona fide contract or with respect to which the price has been hedged pursuant to any New York Mercantile Exchange contract or bona fide price swap, cap, floor or collar agreement or any other hedge or derivative arrangement, the sales price will be the fixed price (as adjusted for appropriate quality, transportation and location differentials approved by the Required Lenders) for the volumes indicated in the contract, agreement or arrangement; and (iii) projected operating expenses will be adjusted to reflect an increase at the rate of 3% per annum beginning on the first anniversary of the effective date of the Reserve Report. Each Qualified Reserve Report required to be delivered by August 31 of each year pursuant to clause (iii) of Section 7.1 shall be prepared by the Approved Petroleum Engineer. Each other Reserve Report shall be prepared by either (i) the Approved Petroleum Engineer, or (ii) Borrower's in-house staff. Until superseded, the Existing Reserve Report and the Devon Reserve Report (each as adjusted to the extent required under the definition of "Qualified Reserve Report") shall be considered a Qualified Reserve Report.

      "Quest Group" means, collectively, QRC, Ponderosa, PSI, Quest Oil & Gas, QES, STP Cherokee, J-W Gas and their respective Subsidiaries other than Borrower and Bluestem.

      "Quest Oil & Gas" means Quest Oil & Gas Corporation, a Kansas corporation, which is a Wholly-Owned Subsidiary of QRC.

      "Rate  Management   Transaction"  means  any  transaction   (including  an
agreement with respect thereto) now existing or hereafter entered by the Borrower or any subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

      "Recognized Value" means, with respect to Oil and Gas Properties, the Proved Reserves Present Value attributed to such Oil and Gas Properties based upon the most recent Qualified Reserve Report.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Recognized Value Properties" means all Oil and Gas Properties evaluated in the Qualified Reserve Report for the purpose of establishing the Recognized Value; provided that the Recognized Value Properties as of the Closing Date are described in the legal descriptions of Oil and Gas Properties attached to the Certificate of Ownership Interests, and constitute all of the Contributed Properties, the Devon Properties and the other Oil and Gas Properties described in the Existing Reserve Report and the Devon Reserve Report.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Reports" is defined in Section 10.6.

      "Required Lenders" means at any time that there are less than three (3) Lenders, all Lenders and, at all other times, Lenders in the aggregate having at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate unpaid principal amount of the outstanding Advances.

      "Required Reserve Value" means Proved Reserves of Borrower and its Subsidiaries that have a Recognized Value of not less than sixty-five percent (65%) of the Recognized Value of all Proved Reserves held by Borrower and its Subsidiaries.

      "Reserve Report" means an engineering analysis of Oil and Gas Properties owned or to be acquired by Borrower, in form and substance reasonably acceptable to the Agent, prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Account Standards Board Statement 69.

      "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities.

      "Risk-Based Capital Guidelines" is defined in Section 3.2.

      "Rolling Period" means (a) for (i) the five (5) month period ending on May 31, 2004, (ii) the eight (8) month period ending on August 31, 2004, and (iii) the eleven (11) month period ending on November 30, 2004, the period commencing on January 1, 2004 and ending on the last day of such applicable period, and (b) thereafter, any period of four (4) consecutive Fiscal Quarters.

      "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

      "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

      "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Senior   Revolving  Agent"  means  Bank  One,  NA,  in  its  capacity  as administrative agent for Banks under the Senior Revolving Credit Agreement or any permitted successor thereto in such capacity.

      "Senior Revolving Credit Agreement" means that certain Senior Revolving Credit Agreement dated as of December 22, 2003 among Borrower, Senior Revolving Agent and Banks pursuant to which Banks therein agree to make a $200,000,000 revolving loan available to Borrower, as amended, modified, supplemented or restated as permitted hereunder.

      "Senior Revolving Credit Documents" means, collectively, the Senior Revolving Credit Agreement, and any other agreements, documents, instruments or certificates executed and delivered from time to time in connection therewith.

      "Senior Revolving Notes" means notes issued pursuant to the Senior Revolving Credit Agreement, as amended, modified, supplemented or restated from time to time in compliance herewith.

      "Single Employer Plan" means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

      "Stated Rate" is defined in Section 2.20.

      "STP Cherokee" means STP Cherokee, Inc., an Oklahoma corporation, which is a Wholly-Owned Subsidiary of QRC.

      "Subordinate Debt" means any and all Indebtedness of Borrower owing under the Subordinate Debt Documents and evidenced by the Subordinate Note, including all renewals and extensions thereof to the extent permitted hereunder, which Indebtedness shall be on terms and conditions acceptable to Agent and each Lender in their sole discretion; provided, that, the principal amount of the Subordinate Debt shall not, at any time, exceed $51,000,000 (plus the amount of any interest paid in kind which may be added to the principal of such Indebtedness).

      "Subordinate Debt Documents" means, collectively, the Subordinate Note Purchase Agreement, the Subordinate Note and all other agreements, promissory notes or other instruments evidencing the Subordinate Debt, which Subordinate Debt Documents shall, in all respects, be in form and substance acceptable to Agent and each Lender in their sole discretion.

      "Subordinate Note" means one or more Junior Subordinated Promissory Notes in the form of Exhibit G attached hereto to be executed by Borrower and payable to the order of the Holders, in an original aggregate principal amount of $51,000,000, as amended, modified, supplemented or restated from time to time in compliance herewith.

      "Subordinate Note Purchase Agreement" means that certain Note Purchase Agreement dated of even date herewith, by and among Borrower and the Holders, as amended, modified, supplemented or restated from time to time in compliance herewith.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower.

      "Subsidiary Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit K attached hereto (with applicable conforming changes) to be executed by each existing and/or future Subsidiary of Borrower to the extent such Subsidiary owns any outstanding Capital Stock of any other Subsidiary of Borrower (for purposes of this definition and Section 6.1(d) hereof, such Subsidiary is referred to herein and therein as an "Indirect Subsidiary"), pursuant to which such Subsidiary shall pledge to Collateral Agent, for the ratable benefit of Lenders, all of the issued and outstanding Capital Stock owned by such Subsidiary of each Indirect Subsidiary described therein to secure the Obligations.

      "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

      "Target Properties" means any Oil and Gas Properties that Borrower or any of its Subsidiaries proposes to acquire pursuant to clause (iii) of Section 7.15.

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

      "Terminated Lender" is defined in Section 2.19.

      "TGGS" means Tall Grass Gas Services, LLC, an Oklahoma limited liability company.

      "Transferee" is defined in Section 13.4.

      "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II.

                                  THE CREDITS

     2.1. Commitment. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make, on the date of this Agreement, Loans to the Borrower in an amount equal to the amount of its Commitment. The Borrower may make only one borrowing under the Commitments which shall be on the date of the initial Advance. Any amount borrowed under the Commitments and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.7, clause (ii) of
Section 7.14, and Section 9.1 all amounts owed hereunder with respect to the Loans shall be paid in full on the Facility Termination Date. Each Lender's Commitment shall terminate immediately and without further action on the date of the initial Advance after giving effect to the funding of such Lender's Commitment on such date.

     2.2. Required Payments; Termination. In addition to any payments required under clause (ii) of Section 7.14 and Section 9.1, any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

     2.4. Types of Advances. Except for the initial Advance, unless a Default has occurred and is continuing or the Borrower is subject to liability under Sections 3.1 or 3.2 as a result of Advances being Eurodollar Advances or the Agent suspends the availability of Eurodollar Advances pursuant to Section 3.3, all Advances shall be Eurodollar Advances selected by the Borrower in accordance with Sections 2.8 and 2.9. The initial Advance shall be a Floating Rate Advance, provided that on the date of the initial Advance, Borrower delivers to Agent a Conversion/Continuation Notice requesting that, no later than three (3) Business Days after the delivery of such notice, such Advance be converted to a Eurodollar Advance with an Interest Period of one (1) month.

     2.5. Fee. On the date hereof, the Borrower agrees to pay to the Agent, to the Arranger and to each Lender the closing and other fees in the amounts agreed upon among QRC, the Agent, the Arranger and the Lenders.

     2.6. Minimum Amount of Each Advance. The initial Advance shall be in the amount of the aggregate Commitment and thereafter shall be in the aggregate amount of all Eurodollar Loans of all Lenders.

     2.7. Optional Principal Payments. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 and the premium set forth in the following sentence, all of the outstanding Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the Advances, upon three (3) Business Days' prior notice to the Agent. The Borrower shall pay to Agent (in addition to the accrued interest on the principal amount being prepaid), for the benefit of the Lenders, as liquidated damages for the loss of the bargain and not as a penalty (i) an amount equal to two percent (2%) of the amount of any outstanding Advances prepaid during the period from the date hereof until June 22, 2004 and (ii) an amount equal to one percent (1%) of the amount of any outstanding Advances in excess of $17,500,000 prepaid during the period from June 23, 2004 to and including December 22, 2004. Notwithstanding the foregoing, no premium amount shall be payable with respect to any prepayment of outstanding Advances after December 22, 2004.

     2.8. Method of Selecting Interest Periods for Advances. The Borrower shall select the Interest Period applicable to each Eurodollar Advance from time to time; provided, that the Borrower shall not be permitted to have outstanding at any one time Eurodollar Advances with more than two (2) different Interest Periods and during the first sixty (60) days after the Closing Date each Interest Period shall be a one month Interest Period. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago, Illinois time) at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance (except that, in respect of the initial Advance, may not be later than 10:00 a.m. on the Closing Date), specifying:

          (i) the Borrowing Date, which shall be a Business Day, of such Advance,

          (ii) the aggregate amount of such Advance,

          (iii) the Type of Advance selected, and

          (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago, Illinois time) on the initial Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago, Illinois to the Agent at its address specified pursuant to Article XIV. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.9. Continuation of Outstanding Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period; provided, that the Borrower shall not be permitted to have outstanding at any one time Eurodollar Advances with more than two (2) different Interest Periods. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago, Illinois time) at least three (3) Business Days prior to the date of the requested continuation, specifying:

          (i) the requested date, which shall be a Business Day, of such conversion or continuation,

          (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

          (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal balance thereof, for each day from and including the date of such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect immediately with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) no Advance may be continued as a Eurodollar Advance with an Interest Period greater than one month or (ii) all Eurodollar Advances shall convert to Floating Rate Advances. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that, to the extent permitted by law, (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 8.6 or 8.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

     2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction (except to the extent required by applicable law or with respect to Taxes, but always subject to the obligations of the Borrower under Section 3.5 hereof), or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago, Illinois time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender.

     2.13. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (ii) The Agent  shall also  maintain  accounts in which it will record
     (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

          (iv) Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit E (a "Note"). In such event, the Agent shall prepare, and the Borrower shall execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 13.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Eurodollar Advance shall be payable on each Payment Date, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. In the event the Agent has suspended the availability of Eurodollar Advances pursuant to Section 3.3 or the Borrower is subject to liability under Section 3.1 or 3.2 as a result of Advances being Eurodollar Advances or the Obligations become immediately due and payable in accordance with Section 9.1, interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date of such suspension, liability or acceleration, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year and on Floating Rate Advances on the basis of a 365 or 366 day year, as applicable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago, Illinois time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and at any time a Floating Rate Advance is outstanding, will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.17. Lending Installations. Subject to Section 3.6, each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.19. Replacement of Lender. In the event that (i) the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), and, if such amounts continue to be charged or such suspension is still effective, or (ii) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement or any other Loan Document as contemplated by Section 9.2, the consent of Required Lenders (or the consent of Bank One, as a Lender, at any time that there are less than three (3) Lenders) shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required has not been obtained; then, the Borrower may elect to replace such Affected Lender or Non-Consenting Lender (a "Terminated Lender") as a Lender party to this Agreement, provided that, with respect to the replacement of an Affected Lender, no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with the replacement of any Terminated Lender, (x) another bank or other entity which is reasonably satisfactory to the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Terminated Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Terminated Lender to be terminated as of such date and to comply with the requirements of Section 13.3 applicable to assignments, and (y) the Borrower shall pay to such Terminated Lender in same day funds on the day of such replacement (A) all amounts that are due to such Terminated Lender pursuant to Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under
Section 3.4 had the Loans of such Terminated Lender been prepaid on such date rather than sold to the replacement Lender. The Lenders agree that a Terminated Lender will not be entitled to receive liquidated damages pursuant to Section
2.7 as a result of its assignment under this Section 2.19.

     2.20. Limitation of Interest. The Borrower, the Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.20 shall govern and control over every other provision of this Agreement or any other Loan

Document which conflicts or is inconsistent with this Section 2.20, even if such provision declares that it controls. As used in this Section 2.20, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.20, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or received (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or to any Loan, nor shall this Agreement or any Loan be governed by or be subject to the provisions of such Chapter 346 in any manner whatsoever.


                                  ARTICLE III

                            YIELD PROTECTION; TAXES

     3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Loans, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender provided such demand is made within ninety (90) days of the incurrence of such increased cost, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining

Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

          (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

          (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
     Section 3.5) paid by the Agent or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

          (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement,
     (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

          (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1. Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has satisfied each of the following conditions:

     (a) Closing Deliveries. The Borrower shall have furnished to the Agent with sufficient copies for the Lenders:

          (i) Copies of the articles or certificate of incorporation or organization of the Borrower, each Guarantor and Cherokee Partners, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation as well as any other information required by Section 326 of the USA PATRIOT ACT or necessary for the Agent or any Lender to verify the identity of Borrower or any Guarantor as required by Section 326 of the USA PATRIOT ACT.

          (ii) Copies, certified by the Secretary or other Authorized Officer of the Borrower, each Guarantor and Cherokee Partners, of its Operating Agreement, by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower or each Guarantor or Cherokee Partners is a party.

          (iii) An incumbency certificate, executed by the Secretary or other Authorized Officer of the Borrower, each Guarantor and Cherokee Partners, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower, each Guarantor and Cherokee Partners authorized to sign the Loan Documents to which the Borrower, such Guarantor or Cherokee Partners is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower, such Guarantor or Cherokee Partners.

          (iv) A certificate, signed by the Chief Financial Officer of the Borrower, stating that on the date of the initial Advance no Default or Unmatured Default has occurred and is continuing.

          (v) A written opinion of the Borrower's counsel, addressed to the Agent and Lenders in substantially the form of Exhibit A-1, and written opinions of the Collateral Agent's local counsel, addressed to the Collateral Agent in substantially the form of Exhibit A-2.

          (vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

          (vii) The  Mortgages  to be executed on the Closing  Date  pursuant to
     Section 5.1(a) of the Senior Revolving Credit Agreement, duly executed and delivered by Borrower, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements, tax affidavits and applicable department of revenue documentation, creating first and prior Liens in the Required Reserves Value.

          (viii) the Equityholders Pledge Agreement duly executed and delivered by (1) Cherokee Partners, and (2) each member of the Quest Group (other than QRC), together with (a) all certificates (or other evidence acceptable to Agent) evidencing one hundred percent (100%) of the issued and outstanding Capital Stock of Borrower of every class, which certificates shall be duly endorsed or accompanied by appropriate stock powers (as applicable) executed in blank, and (b) such other agreements and writings, including, without limitation, UCC-1 financing statements as reasonably requested by Agent

          (ix) Reserved.

          (x) The Borrower Pledge Agreement duly executed and delivered by Borrower, together with (a) all certificates (or other evidence acceptable to Agent) evidencing one hundred percent (100%) of the issued and outstanding Capital Stock of Bluestem of every class, which certificates shall be duly endorsed or accompanied by appropriate stock powers (as applicable) executed in blank, and (b) such other agreements and writings, including, without limitation, UCC-1 financing statements, as reasonably requested by Agent.

          (xi) A Guaranty duly executed and delivered by Bluestem.

          (xii) Such financing statements (including, without limitation, the financing statements referenced in subclauses (vii), (viii), and (x) above) as Agent shall specify to fully evidence and perfect all Liens contemplated by the Loan Documents, all of which shall be filed of record in such jurisdictions as Agent shall require in its sole discretion.

          (xiii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          (xiv) A report or reports in form, scope and detail acceptable to Agent from environmental engineering firms acceptable to Agent setting forth the results of a review of each Credit Party's Oil and Gas Properties and operations (after giving effect to the Closing Transactions), which report(s) shall not reflect the existence of facts or circumstances which would constitute a material violation of any Environmental Laws or which are likely to result in a material liability to any Credit Party.

          (xv) A copy of (A) each Closing Document and all other material documents, instruments and agreements executed and/or delivered by Cherokee Partners, any member of the Quest Group and/or any Credit Party in connection with the Closing Transactions, and (B) the QES Management Agreement, together with a certificate from an Authorized Officer of Borrower certifying that such copies are accurate and complete and represent the complete understanding and agreement of the parties with respect to the subject matter thereof.

          (xvi) A letter executed by Devon consenting to the assignment by Borrower to Collateral Agent of all of Borrower's rights and interests under the Devon Acquisition Agreement.

          (xvii) A Certificate of Ownership Interests signed by an Authorized Officer of Borrower in the form of Exhibit L attached hereto.

          (xviii) The insurance certificate described in Section 5.20.

          (xix) Executed originals (in recordable form) of all Devon Hold Back Assignments (as defined in the Senior Revolving Credit Agreement) to be delivered to Collateral Agent pursuant to the terms of the Devon Hold Back Agreement (as defined in the Senior Revolving Credit Agreement).

          (xx) Such other documents as any Lender or its counsel may have reasonably requested.

     (b) Title Review. Agent or its counsel shall have completed a review of title to the Initial Title Required Reserve Value of the Oil and Gas Properties, and such review shall not have revealed any condition or circumstance which would reflect that the representations and warranties contained in Section 5.14 hereof are inaccurate in any material respect.

     (c) Closing Transactions. Subject only to the disbursement and application of the initial Advance, the Closing Transactions shall have occurred and been consummated on the terms set forth in the Closing Documents (or Agent shall be satisfied that such transactions will occur and be consummated simultaneously with the Closing Date).

     (d) No Legal Prohibition. The transactions contemplated by this Agreement shall be permitted by applicable Law and regulation and shall not subject Agent or any Lender to any material adverse change in its assets, liabilities, financial condition, operations or prospects or subject any Credit Party to a Material Adverse Change.

     (e) No Litigation. No litigation, arbitration or similar proceeding shall be pending or, to the knowledge of Borrower, threatened which calls into question the validity or enforceability of this Agreement, the other Loan Documents, the Closing Transactions or the transactions contemplated hereby or thereby.

     (f) Closing and Other Fees. Borrower shall have paid (1) to Agent for the ratable benefit of each Lender, and shall have paid to Agent and its Affiliates (for their own account), the fees to be paid on the Closing Date pursuant to
Section 2.5, and (2) all fees, expenses and disbursements of counsel for Agent to the extent invoiced on or prior to the Closing Date, together with such additional amounts as shall constitute such counsel's reasonable estimate of fees, expenses and disbursements incurred by such counsel through the Closing Date; provided, that, such estimate shall not thereafter preclude further settling of accounts between Borrower and Agent.

     (g) Organizational Structure. Each Lender shall be satisfied in its sole judgment with the organizational, capital, legal and management structure and tax liabilities of each Credit Party.

     (h) Rate Management Transactions. Borrower shall have entered into, or been assigned by a member of the Quest Group or Devon, Rate Management Transactions with Approved Counterparties, and on terms and conditions acceptable to Required Lenders, with respect to not less than eighty-five percent (85%) of Agent's forecasted production from the Credit Parties' PDP Reserves for a period of three (3) years, and which shall provide Borrower with a minimum NYMEX weighted average price of $4.70 per MMBTU.

     (i) Representations and Warranties. The representations and warranties of Borrower and each Guarantor under this Agreement and the other Loan Documents shall be true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date).

     (j) No Unmatured Default or Default; No Material Adverse Change. No Unmatured Default or Default shall have occurred and be continuing. In the sole discretion of the Lenders, no Material Adverse Change has occurred since May 31, 2003.

     (k) Other Matters. All matters related to this Agreement, the other Loan Documents, the Credit Parties, the Closing Documents and the Closing Transactions shall be reasonably acceptable to each Lender, and each Credit Party shall have delivered to Agent and each Lender such evidence as they shall request to substantiate any matters related to this Agreement, the other Loan Documents, the Credit Parties, the Closing Documents and the Closing Transactions as Agent or any Lender shall reasonably request.

     4.2. Certificate of Effectiveness. Upon satisfaction or waiver in writing by Agent and each Lender of each of the conditions set forth in this Article IV, Borrower and Agent shall execute the Certificate of Effectiveness. Each Lender hereby authorizes Agent to execute the Certificate of Effectiveness on its behalf and acknowledges and agrees that the execution of the Certificate of Effectiveness by Agent shall be binding on each such Lender.

     4.3. Post-Closing Deliveries. Borrower shall deliver, or cause to be delivered, to Agent and its counsel, on or before May 31, 2004, opinions of title or other evidence of title in form and substance reasonably acceptable to Agent and its counsel regarding that portion of the Oil and Gas Properties which, together with all such evidence of title previously received, results in satisfactory title evidence having been delivered covering not less than the Required Reserve Value.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower and each Guarantor represents and warrants to the Lenders that on the date hereof (and after giving effect to the Closing Transactions):

     5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction wherein failure to have such authorization may result in a Material Adverse Effect.

     5.2. Authorization and Validity. The Borrower and each Subsidiary has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and each Subsidiary of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or limited liability company proceedings, and the Loan Documents to which the Borrower and each Subsidiary is a party constitute legal, valid and binding obligations of the Borrower and such Subsidiary enforceable against the Borrower and such Subsidiary in accordance with their terms in all material respects, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower or any Subsidiary of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or such Subsidiary, is required to be obtained by the Borrower or such Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4. Financial Statements. The Current Financials heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present, in all material respects, the consolidated financial condition and operations of QRC and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5. Reserved.

     5.6. Taxes. Borrower and each Subsidiary have filed all United States, as applicable, federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower and each Subsidiary in respect of any taxes or other governmental charges are adequate. If Borrower or any Subsidiary is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

     5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, neither Borrower nor any Subsidiary has any material Contingent Obligations not permitted under this Agreement or provided for or disclosed in
Schedule 5.7.

     5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective Capital Stock or other ownership interests owned by the Borrower or other

Subsidiaries. All of the issued and outstanding shares of Capital Stock or other ownership interests of Borrower and such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,500,000. Neither Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $1,500,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. Accuracy of Information. No information, exhibit or report furnished by Borrower or any Subsidiary to the Agent or to any Lender in writing in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date it was furnished. No representation is made as to the projections other than that the projections are based on information that QRC or a Credit Party, as applicable, believed to be accurate and were calculated in a manner QRC, or a Credit Party, as applicable, believed to be accurate.

     5.11. Material Agreements. Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Material Indebtedness.

     5.12. Compliance With Laws. Borrower and each Subsidiary have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.13. Ownership of Properties. Except as set forth on Schedule 5.13, on the date of this Agreement, Borrower and each Subsidiary will have good title, free of all Liens other than those permitted by Section 7.16, to all of the material Property and assets conveyed to Borrower and its Subsidiaries pursuant to the Closing Transactions.

     5.14. Oil and Gas Properties. Each Credit Party has good and defensible title to all Oil and Gas Properties described in the most recent Reserve Report provided to Agent, free and clear of all Liens except Liens permitted under
Section 7.16 and Immaterial Title Deficiencies. With the exception of Immaterial Title Deficiencies, all such Oil and Gas Properties are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any Credit Party's Proved Reserves, and with the exception of Immaterial Title Deficiencies, such Credit Party's share of (i) the costs for each Proved
Reserves described in the Reserve Report is not greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms, and (ii) production from, allocated to, or attributed to each such Proved Reserves is not less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations "net revenue interest," "NRI," or similar terms. Each well drilled in respect of the Oil and Gas Properties including each PDP Reserves described in the

Reserve Report (y) is capable of, and is presently, either producing Hydrocarbons in commercially profitable quantities or in the process of being worked over or enhanced, and Borrower is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (z) has been drilled, bottomed, completed, and operated in compliance with all applicable Laws, in each case, except where any failure to comply would not have a Material Adverse Effect, and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

     5.15. Plan Assets; Prohibited Transactions. Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16. Environmental Matters. In the ordinary course of its business, the officers of Borrower and each Subsidiary consider the effect of Environmental Laws on the business of Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to Borrower or any Subsidiary due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17. Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18.  Public  Utility  Holding  Company  Act.  Neither  Borrower  nor  any
Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by Borrower and its Subsidiaries to its employees and former employees, as estimated by Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $1,500,000.

     5.20. Insurance. The certificate signed by the President or Chief Financial Officer of Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by Borrower and its Subsidiaries with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

     5.21. Solvency.

          (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

          (ii) The Borrower does not intend to, or to permit any Subsidiary to, and does not believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.


                                   ARTICLE VI

                           COLLATERAL AND GUARANTIES

     6.1. Security.

          (a) The Obligations shall be secured by first and prior Liens (subject only to the Liens permitted under Section 7.16) covering and encumbering
     (i) one hundred percent (100%) of the Recognized Value Properties, and (ii) all of the issued and outstanding Capital Stock owned by Cherokee Partners and each member of the Quest Group (other than QRC), Borrower and each Guarantor in Borrower and each Guarantor. On the Closing Date, Borrower shall deliver to Collateral Agent for the ratable benefit of each Lender, the Mortgages in form and substance acceptable to Agent and duly executed by Borrower, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable) as Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens (subject only to the Liens permitted under Section 7.16) in the Recognized Value Properties and other interests of each Credit Party required by this Section 6.1(a). Borrower hereby authorizes Collateral Agent, and its agents, successors and assigns, to file any and all necessary financing statements under the Uniform Commercial Code, assignments or continuation statements as necessary from time to time (in Agent's discretion) to perfect (or continue perfection of) the Liens granted pursuant to the Loan Documents.

          (b) From time to time after the Closing Date and at such times as Agent or Required Lenders shall request (including, without limitation, in connection with any title and curative review and work performed after the Closing Date in connection with the Closing Transactions), Borrower and each Guarantor shall execute and deliver to Collateral Agent, for the ratable benefit of each Lender, Mortgages in form and substance acceptable to Agent and duly executed by Borrower and any such Guarantor (as applicable) together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed, as applicable) as Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 6.1(a) preceding with respect to any Oil and Gas Properties acquired by Borrower and each Guarantor subsequent to the last date on which Borrower or any such Guarantor was required to execute and deliver Mortgages pursuant to this Section 6.1(b) or which, for any other reason are not the subject of valid, enforceable, perfected first priority Liens (subject only to Liens permitted under Section 7.16) in favor of Collateral Agent for the ratable benefit of Lenders.

          (c) At any time Borrower or any of its Subsidiaries are required to execute and deliver Mortgages to Collateral Agent pursuant to this Section
     6.1 (other than Mortgages to be delivered on the Closing Date, which shall only require evidence of title to verify Borrower's title to the Initial Title Required Reserve Value of the Proved Reserves which are subject to such Mortgages to be delivered on the Closing Date), Borrower shall also deliver to Agent such opinions of counsel (including, if so requested, title opinions, and in each case addressed to Agent) and other evidence of title as Agent shall deem necessary or appropriate to verify (i) Borrower's or such Guarantor's title to the Required Reserve Value of the PDP Reserves of Borrower and each Guarantor which are subject to such Mortgages, and
     (ii) the validity, perfection and priority of the Liens created by such Mortgages and such other matters regarding such Mortgages as Agent shall reasonably request.

          (d) To the extent required or contemplated by the terms of Section 6.1(a)(ii) or Section 7.15, Borrower shall, and shall cause Cherokee Partners and each member of the Quest Group (other than QRC) or any Indirect Subsidiary (as applicable), to execute and deliver to Collateral Agent a Pledge Agreement, together with (i) all certificates (or other evidence acceptable to Agent) evidencing the issued and outstanding Capital Stock of Borrower and any such Guarantor of every class owned by Cherokee Partners and each such member of the Quest Group (other than QRC), or Borrower or such Indirect Subsidiary (as applicable) which shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), and (ii) such UCC-1 financing statements as Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 6.1(a) in the issued and outstanding Capital of Borrower and each such Guarantor.

     6.2. Guarantees. Payment and performance of the Obligations shall be fully guaranteed by each Subsidiary pursuant to a Guaranty, and Borrower shall cause any such Subsidiary to execute and deliver to Agent and Lenders such Guaranty.


                                  ARTICLE VII

                                   COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     7.1. Financial and Other Reporting. Borrower will maintain, for itself and cause each Subsidiary to maintain for itself, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Agent:

          (i) Within 90 days after the close of each of its Fiscal Years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in Agreement Accounting
     Principles and required or approved by Borrower's independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Agent, prepared in accordance with Agreement Accounting Principles on a consolidated basis for Borrower and its Subsidiaries, including a consolidated balance sheet as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows and beginning with Fiscal Year 2005 setting forth in each case in comparative form the figures for the previous Fiscal Year, accompanied by any management letter prepared by said accountants.

          (ii) Within 45 days after the close of each of the first three (3) Fiscal Quarters of each Fiscal Year of Borrower, for Borrower and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter, all certified by its Chief Financial Officer, and beginning with Fiscal Year 2005 setting forth in each case in comparative form the figures for the previous Fiscal Year, except for footnotes and year-end adjustments.

          (iii) As soon as delivered, copies of any Reserve Report delivered to the Senior Revolving Agent or Banks pursuant to the terms of the Senior Revolving Credit Agreement. As soon as available and in any event on or before February 15 and August 31 of each calendar year, beginning August 31, 2004, a Qualified Reserve Report with respect to the Oil and Gas Properties of Borrower and its Subsidiaries prepared as of the immediately preceding November 30 and May 31, respectively, and on the dates and times as required under Section 7.22.2 with respect to any proposed acquisition under clause (iii) of Section 7.15 or with respect to any proposed disposition under clause (ii) of Section 7.14.

          (iv) Together with the financial statements required under clauses (i) and (ii) of Section 7.1, and on October 1 and April 1 of each year (other than April 1, 2004) with respect to the financial covenant set forth in
     Section 7.22.2, a compliance certificate in substantially the form of Exhibit B signed by an Authorized Officer of Borrower showing the calculations necessary to determine compliance with this Agreement (other than the financial covenant set forth in Section 7.22.2 which compliance is determined on October 1, and April 1 of each year (other than April 1, 2004)) and stating that, to the knowledge of the Authorized Officers, no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (v) As soon as possible and in any event within 10 days after receipt by the Borrower or any Subsidiary, a copy of (a) any notice or claim to the effect that Borrower or any Subsidiary is or may be liable to any Person as a result of the release by Borrower, any Subsidiary, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any national, provincial or local environmental, health or safety law or regulation by Borrower or any Subsidiary, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          (vi) Within 270 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan (if any), certified as correct by an actuary enrolled under ERISA.

          (vii) As soon as possible and in any event within 10 days after Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Borrower, describing said Reportable Event and the action which Borrower proposes to take with respect thereto.

          (viii) No later than sixty (60) days after the end of each month, commencing with January, 2004, (a) lease operating statements setting forth production volumes, revenues, expenses, and cash flow and product prices for all oil and gas properties owned by Borrower for such month, each such statement to be accompanied by a management discussion and analysis of major variances from the preceding monthly report delivered hereunder, and
     (b) drilling reports setting forth (1) a list of new wells drilled during such month, (2) a list of wells requiring pipeline connections, and the status of such connections, and (3) gas and water production on a per diem basis from each well, provided, that, with respect to the initial statements and reports for the month of March 2004 (the "March Operating Statement"), in addition to the information set forth in clauses (a) and
     (b) of this clause (ix) of Section 7.1, the March Operating Statement shall include a summary of recent drilling activity with respect to the PDP Reserves and such other information as Agent or any Lender may reasonably request.

          (ix) At Agent's request, copies of any financial or other report or notice delivered to the Senior Revolving Agent or the Banks pursuant to the Senior Revolving Credit Agreement not otherwise delivered to the Lenders pursuant to this Section 7.1.

          (x) Promptly notify the Agent of the remediation of any defects in the Contributed Properties, including obtaining any consents not obtained as of the Closing Date.

          (xi) Such other information (including non-financial information) as the Agent may from time to time reasonably request.

     If any information which is required to be furnished to the Agent under this Section 7.1 is required by law or regulation to be filed with a government body on an earlier date, then the information required hereunder shall be furnished to the Agent at such earlier date.

     7.2. Use of Proceeds. The Borrower will use the proceeds of the initial Advances for (i) refinancing certain indebtedness of QRC assumed by Borrower or secured by Property contributed to Borrower, including the Existing Indebtedness, (ii) funding the Devon Acquisition and (iii) working capital and other general corporate purposes.

     7.3. Notice of Default. Immediately upon any Authorized Officer of any Credit Party becoming aware of such Default or Unmatured Default or any such development, the Borrower and each Guarantor will give prompt notice in writing to the Agent and Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     7.4. Conduct of Business; Fiscal Year. Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except wherein failure to maintain such authority would not reasonably be expected to have a Material Adverse Effect. Borrower shall not, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from May 31.

     7.5. Taxes. Borrower will, and will cause each Subsidiary to, timely file complete and correct national and applicable foreign, provincial, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except wherein failure to pay such taxes, assessments and governmental charges could not reasonably be expected to cause a Material Adverse Effect, those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     7.6. Insurance. Borrower will, and will cause each other Credit Party to, at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by business similarly situated, including, without limitation, the following: (a) workmen's compensation insurance (to the extent required and applicable); (b) employer's liability insurance (to the extent required and applicable); (c) comprehensive general public liability and property damage insurance (d) insurance against losses customarily insured and
(e) comprehensive automobile liability insurance.

     7.7. Compliance with Laws. Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws except wherein failure to comply with such Environmental Laws could not reasonably be expected to have a Material Adverse Effect.

     7.8. Maintenance of Properties. Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. In addition, Borrower will and will cause each Subsidiary to (i) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by Borrower or any Guarantor under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties of such Borrower or Guarantor which default could reasonably be expected to result in a Material Adverse Effect; and (ii) furnish Agent upon request evidence reasonably satisfactory to Agent that there are no Liens, claims or encumbrances on the Oil and Gas Properties of Borrower or any Guarantor, except Liens permitted under Section 7.16.

     7.9. Inspection. Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon advance notice at such reasonable times and intervals as the Agent or any Lender may reasonably designate.

     7.10. Dividends. Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its Capital Stock (other than dividends payable in its own common stock)or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except,

          (i) any Subsidiary of the Borrower may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary of the Borrower; and

          (ii) so long as Borrower is a limited liability company for tax purposes, it may make cash tax distributions, to be designated as such, to its members, no more frequently than quarterly and within twenty (20) days of each quarterly estimated payment date for individuals or shortly thereafter if computations are not complete at or near the quarterly estimated payment dates, that are used by such Persons to pay federal, state and local income taxes (or estimates thereof) then due and owing with respect to the net income of Borrower (calculated using the highest federal, state and local effective marginal income tax rates applicable to an individual) and taking into account losses of Borrower from prior periods; provided no Default or Unmatured Default exists at the time of any such dividend or distribution or would occur as a result thereof.

     7.11. Indebtedness. Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

          (i) The Loans and the Guaranties.

          (ii)  Indebtedness  existing  on the  date  hereof  and  described  in
     Schedule 5.14.

          (iii)   Indebtedness   arising  under  Rate  Management   Transactions
     permitted under clause (v) of Section 7.15.

          (iv) Indebtedness of Borrower and any Guarantor arising under the Senior Revolving Credit Documents.

          (v) Indebtedness of Borrower and any of its Subsidiaries arising under the Subordinate Debt Documents.

          (vi) Other unsecured Indebtedness of Borrower and its Subsidiaries that together with the Indebtedness permitted under clause (ii) of this
     Section 7.11 does not exceed $2,500,000 in outstanding principal amount in the aggregate at any time.

          (vii) Indebtedness arising under renewals or extensions of (but not increases in the principal amount) of the Indebtedness described in any of the foregoing clauses (iv) through (vi).

     7.12. Disqualified Stock. The Borrower will not, nor will it permit any Subsidiary to, issue any Disqualified Stock.

     7.13. Merger. Borrower will not, nor will it permit any Subsidiary of Borrower to merge or consolidate with or into any other Person, except that so long as no Default or Unmatured Default has occurred and is continuing or would be caused thereby, any Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary.

     7.14. Sale of Assets. Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

          (i) Sales of Hydrocarbons in the ordinary course of business.

          (ii) Provided no Default or Unmatured Default exists or would result therefrom, the sale, lease, transfer, abandonment, exchange or other disposition of other assets; provided, that (1) Borrower shall provide Agent with not less than ten (10) Business Days notice of such sale, lease, transfer, abandonment, exchange or other disposition pursuant to this clause (ii), and (2) the aggregate value (which, in the case of assets consisting of Oil and Gas Properties, shall be the Recognized Value of such Oil and Gas Properties, and in the case of any exchange, shall be the net Recognized Value realized or resulting from such exchange) of all assets sold, leased, transferred, abandoned, exchanged, reassigned or otherwise disposed of pursuant to this clause (ii) in any period between the dates for the delivery of the Qualified Reserve Report required under clause
     (iii) of Section 7.1 on February 15 and August 31 of each calendar year shall not exceed five percent (5%) of the Recognized Value then in effect provided, further that upon the consummation of such lease, sale or other disposition, Borrower or such Subsidiary applies the entire net proceeds, promptly upon the receipt thereof, to the payment of the Indebtedness evidenced by the Senior Revolving Credit Agreement as a permanent reduction of such Indebtedness if such net proceeds are required to be applied to term loan Indebtedness pursuant to the terms of the Senior Revolving Credit Agreement or to Lenders to repay the Loans if all of the Indebtedness evidenced by the Senior Revolving Credit Agreement has been paid in full and all financing commitments thereunder have been terminated. In no event will Borrower or any other Credit Party sell, transfer or dispose of any Capital Stock in any Guarantor nor will any Credit Party issue or sell any Capital Stock or any option, warrant or other right to acquire such Capital Stock or security convertible into such Capital Stock to any Person other than the Credit Party which is the direct parent of such issuer on the Closing Date or in the case of a Subsidiary created or acquired after the Closing Date in accordance with this Agreement any issuance of Capital Stock on the date of, and in connection with, its acquisition or creation.

          (iii)  Dispositions of Oil and Gas Properties  permitted under Section
     7.23 and equipment and related items that are obsolete or no longer useful in the Credit Parties' business.

     7.15. Investments and Acquisitions. Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition, except:

          (i) Cash Equivalent Investments.

          (ii)  Existing  Investments  in Bluestem  (including  the  Investments
     contemplated  by  the  Closing   Transactions)  and  other  Investments  in
     existence on the date hereof and described in Schedule 5.8.

          (iii) So long as no Default or Unmatured Default has occurred and is continuing or would be caused thereby, Investments consisting of the Acquisition of Oil and Gas Properties; provided that not less than ten (10) Business Days prior to the date of any such Acquisition or series of Acquisitions in which the aggregate purchase price exceeds $5,000,000, Borrower delivers to Agent (a) a certificate executed by the Chief Executive Officer or the Chief Financial Officer of Borrower demonstrating, in reasonable detail, that after giving effect to such Acquisition or series of Acquisitions, Borrower will be in compliance with Section 7.22.2 as of the date of such Acquisition or series of Acquisitions and (b) a Qualified Reserve Report with respect to the Target Properties.

          (iv) Investments by any Credit Party in a Wholly-Owned Subsidiary of Borrower that (a) has provided a Guaranty, (b) has complied with Section
     6.1 with respect to any Oil and Gas Properties of such Subsidiary (or to be contributed, transferred or conveyed to such Subsidiary) and (c) the Capital Stock of which has been pledged to Collateral Agent pursuant to a pledge agreement containing terms and conditions satisfactory to the Agent and Required Lenders.

          (v) Investments consisting of the Rate Management Transactions required pursuant to clause (h) of Section 4.1 and other Rate Management Transactions entered into with Approved Counterparties in the ordinary course of business and not for speculative purposes; provided that such other Rate Management Transactions (a) would not cause the amount of Hydrocarbons which are the subject of Rate Management Transactions in existence at such time to exceed seventy-five percent (75%) of Borrower's "forecasted production from Proved Reserves" (as defined below) during any applicable calendar year, as measured from the current date (a "measurement date"), which Rate Management ------------------ Transactions shall not have a tenor of greater than four (4) years, (b) together with any other Rate Management Transactions then in effect for the purpose of hedging Borrower's interest rate exposure would cause the notional amount of all such Rate Management Transactions then in effect for such purpose to exceed one hundred percent (100%) of the total Consolidated Funded Debt of Borrower projected to be outstanding for any period covered by such Rate Management Transaction, or (c) is for the purpose of hedging the foreign currency risk associated with the Credit Parties' operations, if any. As used in this clause (v) of Section 7.15, "forecasted production from Proved Reserves" means the forecasted production for oil and gas for the applicable calendar year as reflected in the most recent Qualified Reserve Report delivered to Agent pursuant to clause (iii) of Section 7.1, after giving effect to any pro forma adjustments for the consummation of any acquisitions or dispositions between the effective date of such Qualified Reserve Report and the measurement date.

          (vi) Investments with Persons not an Affiliate of a Credit Party that are (a) customary in the oil and gas business, (b) made in the ordinary course of such Credit Party's business, and (c) made in the form of or pursuant to operating agreements, farm-in agreements, farm-out agreements, development agreements, unitization agreements, joint bidding agreements, services contracts and other similar agreements.

          (vii) Investments consisting of demand deposit accounts at commercial banks established and maintained in the ordinary course of business.

          (viii)Other Investments not otherwise described in clauses (i) through
     (vii) above; provided that, the aggregate amount of all other Investments made pursuant to this clause (v) outstanding at any time shall not exceed $1,500,000 (measured on a cost basis).

     7.16. Liens. Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of Borrower or any Subsidiary, except:

          (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

          (ii) Liens imposed by law, such as carriers', warehousemen's, mechanics' and landlords' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

          (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

          (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or any Guarantor.

          (v) Liens existing on the date hereof and described in Schedule 5.14.

          (vi) Minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or the operation of the subject property, and for the purposes of this Agreement, a minor defect in title shall include, but not be limited to, easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of any Credit Party that are customarily granted in the oil and gas industry.

          (vii) Inchoate statutory or operators' Liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests which are not delinquent (except to the extent permitted by Section 8.6 of the Senior Revolving Credit Agreement.

          (viii) Lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Reports including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interests.

          (ix) Liens, charges and encumbrances upon Borrower's assets, other than Oil and Gas Properties included in its Proved Reserves, which in the aggregate, do not have a value in excess of $500,000.

          (x) Liens  securing  the  Indebtedness  permitted  under clause (i) of
     Section 7.11.

          (xi) Liens securing the  Indebtedness  permitted  under clause (ii) of
     Section 7.11.

          (xii) Liens securing the  Indebtedness  permitted under clause (iv) of
     Section 7.11.

          (xiii) Liens securing the Obligations.

          (xiv) Until May 31, 2004, (a) Permitted Devon Title Defects and (b) Permitted Contributed Property Defects.

     7.17. Affiliates. Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arms-length transaction. Notwithstanding the foregoing, Borrower may (a) make payments to QES pursuant to the QES Management Agreement to pay or reimburse QES for general and administrative services provided thereunder; provided that in no event will such payments for any Fiscal Year exceed, in the aggregate, the sum of (i) $3,500,000, plus (ii) QES's actual costs associated with field and shop employees and their first line superiors that perform services under the QES Management Agreement, to the extent such costs are accounted for as lease operating expenses and (b) enter into the Subordinate Debt Documents.

     7.18. Amendments to Certain Agreements and Payment Restrictions. Borrower will not, and will not permit any Subsidiary to terminate the Senior Revolving Credit Agreement or to amend the Senior Revolving Credit Agreement if the effect of any such amendment is to (i) increase the maximum principal amount of the commitments under the Senior Revolving Credit Agreement to an amount in excess of $200,000,000, or (ii) increase the applicable margin with respect to the interest rate on any of the Indebtedness evidenced by the Senior Revolving Credit Agreement by more than 2.00% per annum (excluding any increase resulting from the application of any default rate of interest). The Borrower will not make any amendment or modification to the QES Management Agreement or its Operating Agreement (other than minor modifications to reflect day-to-day personnel and operational requirements). The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to any of the Subordinate Debt Documents, or, except for interest paid-in-kind in accordance with the terms of the Subordinate Notes, directly or indirectly voluntarily pay, prepay, defease or in substance pay, prepay, defease, purchase, redeem, retire or otherwise acquire, any Indebtedness evidenced by the Subordinate Debt Documents.

     7.19. Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Rate Management Transactions permitted under the terms of Section 7.11 and Advance Payment Contracts; provided, that the aggregate amount of all Advance Payments received by any Credit Party that have not been satisfied by delivery of production at any time does not exceed, in the aggregate $750,000.

     7.20. Letters of Credit. Borrower will not, nor will it permit any Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit, except Letters of Credit issued pursuant to the Senior Revolving Credit Agreement in an aggregate face amount outstanding at any time not to exceed $5,000,000.

     7.21. Financial Contracts. Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except Rate Management Transactions permitted under Section 7.11.

     7.22. Financial Covenants.

          7.22.1. Leverage Ratio. Borrower will not permit its ratio, determined as of the end of each of Borrower's Fiscal Quarters beginning with the Fiscal Quarter ending on May 31, 2004, of (i) Consolidated Funded Debt (for each Rolling Period ending on such date) to (ii) Consolidated EBITDA (for each Rolling Period ending on such date, or Annualized Consolidated EBITDA for such Rolling Period in the case of a Rolling Period ending on or prior to November 30, 2004) to be greater than 4.0 to 1.0 for each Fiscal Quarter ending on or prior to August 31, 2004, and 3.5 to 1.0 for each Fiscal Quarter ending thereafter.

          7.22.2. Proved Reserve Present Value Ratio. Borrower will not permit its ratio, determined on October 1 and April 1 of each calendar year, but as of the immediately preceding May 31 and November 30, respectively (beginning October 1, 2004) and on the dates required under clause (ii) of
     Section 7.14 and clause (iii) of Section 7.15, of (i) Proved Reserves Present Value to (ii) Consolidated Funded Debt to be less than 1.50 to
     1.00. Borrower's compliance with the forgoing ratio on October 1 and April 1 of each calendar year but as of the immediately preceding May 31 and November 30, respectively, shall be determined based on the Qualified Reserve Report required to be delivered to Agent pursuant to clause (iii) of Section 7.1 and prepared as of such dates and Borrower's Consolidated Funded Debt as set forth in the financial statements required to be delivered pursuant to clauses (i) and (ii) of Section 7.1 with respect to the Fiscal Year or Fiscal Quarters ending as of such dates, respectively (it being acknowledged that Borrower shall not be required to demonstrate compliance with the foregoing ratio as of May 31 and November 30 of each year with the delivery of the financial statements for the Fiscal Year and Fiscal Quarter ending as of such date, respectively, but rather with the delivery of a compliance certificate on October 1 and April 1 of each year(other than April 1, 2004)). At all other times Borrower's compliance with the foregoing ratio shall be determined based on the most recent Qualified Reserve Report delivered to Agent pursuant to clause (iii) of
     Section 7.1 and the Qualified Reserve Report delivered by Borrower to Agent with respect to the Target Properties to be acquired pursuant to clause
     (iii) of Section 7.15 or the Oil and Gas Properties to be sold, leased, transferred, abandoned, exchanged or otherwise disposed of pursuant to clause (ii) of Section 7.14, as the case may be, and Consolidated Funded Debt as set forth in the most recent financial statement delivered to Agent pursuant to clause (i) or (ii) of Section 7.1 as adjusted on a pro forma basis (such calculation to be acceptable to, and approved by, Agent) to give effect to such proposed acquisition or disposition.

     7.23. Operation of Oil and Gas Properties.

          (a) Borrower will, and will cause each other Credit Party to, maintain, develop and operate its Oil & Gas Properties in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil & Gas Properties so long as such Oil & Gas Properties are capable of producing Hydrocarbons and accompanying elements in paying quantities, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

          (b) Borrower will, and will cause each other Credit Party to, comply in all respects with all contracts and agreements applicable to or relating to its Oil & Gas Properties or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     (c) Borrower will, and will cause each other Credit Party to, at all times maintain, preserve and keep all operating equipment used with respect to its Oil & Gas Properties in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect; provided, further that, no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of such Credit Party.

     7.24. Title Data. In addition to the title information required by Section 4.1(b) and Section 4.3, Borrower shall, upon the request of Required Lenders, cause to be delivered to Agent such title opinions and other information regarding title to the Oil and Gas Properties owned by Borrower or any other Credit Party as are appropriate to determine the status thereof; provided, however, that, Lenders may not require Borrower to furnish title opinions (except pursuant to Section 4.1(b) and Section 4.3) unless i) a Default shall have occurred and be continuing, or ii) Required Lenders have reason to believe that there is a defect in or encumbrance upon Borrower's title to such Oil and Gas Properties that is not a permitted under Section 7.16 or an Immaterial Title Deficiencies.

     7.25. Rate Management Transactions. Once confirmed, no Rate Management Transaction may be amended or modified, or cancelled without the prior written consent of Required Lenders. Borrower shall collaterally assign all of its right, title and interest in each agreement or contract evidencing a Rate Management Transaction to the Collateral Agent and shall, if requested by the Agent or the Required Lenders, cause each such agreement or contract (1) to expressly permit such assignment and (2) upon the occurrence of any default or event of default under such agreement or contract, (a) to permit the Lenders to cure such default or event of default and assume the obligations of Borrower under such agreement or contract and (b) to prohibit the termination of such agreement or contract by the counterparty thereto if the Lenders assume the obligations of Borrower under such agreement or contract and the Lenders take the actions required with the foregoing clause (a). On or about April 1 or October 1 of each year, Borrower shall provide to Agent and each Lender copies of all agreements, documents and instruments evidencing the Rate Management Transactions not previously delivered to the Agent and Lenders, certified as true and correct by an executive officer of Borrower, and such other information regarding such Rate Management Transactions as the Agent and Lenders may reasonably request and the officers and employees of Borrower responsible for managing the Rate Management Transactions shall be made available to the Agent and Lenders to discuss, analyze, review and evaluate such Rate Management Transactions.

                                  ARTICLE VIII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     8.1. Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false, incorrect or misleading on the date as of which made.

     8.2. Payments. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within three (3) Business Days after the same becomes due.

     8.3. Certain Covenants. The breach by Borrower or any of its Subsidiaries of any of the terms or provisions of Section 7.2, 7.6, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20, 7.21, 7.22, 7.24 or 7.25.

     8.4. Other Terms and Provisions. The breach by Borrower or any of its Subsidiaries (other than a breach which constitutes a Default under another Section of this Article VIII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Agent or any Lender.

     8.5. Other Material Indebtedness. Failure of Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or Borrower or any Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due; provided that, with respect to any Default arising under this Section 8.5 solely as a result of a default by Borrower or any Subsidiary in the payment or performance of any obligation, term, provision or condition under the Senior Revolving Credit Agreement, such Default shall be deemed waived in the event such default under the Senior Revolving Credit Agreement is waived in accordance with the terms thereof.

     8.6. Insolvency Proceedings. Borrower or any Subsidiary shall (i) have an order for relief or a receiving order entered with respect to it under the bankruptcy laws as now or hereafter in effect in the United States, as applicable, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the bankruptcy laws as now or hereafter in effect in the United States, as applicable, or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 8.6 or (vi) fail to contest in good faith any appointment or proceeding described in
Section 8.7.

     8.7. Appointment of Receiver. Without the application, approval or consent of Borrower or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any Subsidiary or any Substantial Portion of its Property, or a proceeding described in Section
8.6(iv) shall be instituted against Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

     8.8. Condemnation and Seizure. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of Borrower or any Subsidiary which, when taken together with all other Property of Borrower and the Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, could reasonably be expected to have a Material Adverse Effect.

     8.9. Judgments. Borrower or any Subsidiary shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,500,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     8.10. Rate Management Obligations. Nonpayment by Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto.

     8.11. Change of Control. Any Change in Control shall occur.

     8.12. Other Loan Documents. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided and such default or breach continues for a period of thirty (30) days after the earlier of (i) the date any Authorized Officer of any Credit Party acquires knowledge of such failure, or (ii) written notice of such failure has been given to any Credit Party by Agent or any Lender.

     8.13. Guaranty. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

     8.14. Unfunded Liabilities. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,500,000 or any Reportable Event shall occur in connection with any Plan.

     8.15. Multiemployer Plan Withdrawal Liability. Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a
Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $750,000 or requires payments exceeding $1,500,000 per annum.

     8.16. Reorganization or Termination of Multiemployer Plan. Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,500,000.

     8.17. Environmental Laws. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.


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


     8.18. Subordinate Debt Documents. Any Credit Party or any holder shall repudiate or contest the subordination provisions of the Subordinate Debt Documents, or otherwise assert in writing that such subordination provisions are not valid, binding and enforceable against any such party.

     8.19. Collateral Documents. Any Collateral Document shall for any reason fail to create a valid and perfected security interest second in priority only to the "Agent" and "Lenders" under the Senior Revolving Credit Agreement in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower or any Guarantor shall fail to comply with any of the terms or provisions of any Collateral Document.

                                   ARTICLE IX

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     9.1. Acceleration. If any Default described in Section 8.6 or 8.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 8.6 or 8.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, then the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     9.2. Amendments. Subject to the provisions of this Section 9.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

          (i) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

          (ii) Reduce the percentage specified in the definition of Required Lenders.

          (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under clause
     (ii) of Section 7.14, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.


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


          (iv) Amend this Section 9.2.

          (v) Release any guarantor of any Advance.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement.

     9.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1. Survival of Representations. All representations and warranties of the Borrower and each Guarantor contained in this Agreement shall survive the making of the Loans herein contemplated.

     10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     10.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     10.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 11.13 which shall survive and remain in full force and effect during the term of this Agreement.

     10.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 10.6, 10.10 and 11.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.


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


     10.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the investigation, preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports or Reserve Reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower.

          (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, each Lender, their respective Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 10.6 shall survive the termination of this Agreement.

     10.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     10.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     10.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     10.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     10.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 13.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

     10.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

     10.13. Disclosure. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

     10.14. USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C.
Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for
Borrower: When Borrower opens an account, if Borrower is an individual, Agent and the Lenders will ask for Borrower's name, residential address, tax identification number, date of birth, and other information that will allow Agent and the Lenders to identify Borrower, and, if Borrower is not an individual, Agent and the Lenders will ask for Borrower's name, tax identification number, business address, and other information that will allow Agent and the Lenders to identify Borrower. Agent and the Lenders may also ask if Borrower is an individual, to see Borrower's driver's license or other identifying documents, and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.


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


                                   ARTICLE XI

                                    THE AGENT

     11.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
XI.  Notwithstanding  the  use of the  defined  term  "Agent,"  it is  expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "Secured Party" as defined in the Texas Uniform Commercial Code, and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     11.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     11.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     11.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     11.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     11.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     11.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     11.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan
Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

     11.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.


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


     11.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower, the Guarantors or any of its Subsidiaries in which the Borrower, such Guarantor or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     11.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and the Guarantors and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     11.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent which shall be approved by Borrower, such approval not to be unreasonably withheld; provided that Borrower shall not have the right to approve any successor Agent appointed during the continuance of any Default.. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article XI shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 11.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     11.13. Agent and Arranger Fees. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated December 12, 2003, or as otherwise agreed from time to time.

     11.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles X and XI.

     11.15. Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

     11.16. Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders in writing.

                                  ARTICLE XII

                            SETOFF; RATABLE PAYMENTS

     12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     12.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XIII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     13.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, Guarantors, and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower and the Guarantors shall not have the right to assign any of their rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 13.3, and (iii) any transfer by Participation must be made in compliance with Section 13.2. Any attempted assignment or transfer by any party not made in compliance with this Section
13.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 13.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 13.1 relates only to absolute assignments and this Section 13.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     13.2. Participations.

          13.2.1. Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 9.2 or of any other Loan Document.

          13.2.3. Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section
     12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in
     Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each

Participant, and each Participant, by exercising the right of setoff provided in
Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof, agrees to comply with the provisions of Section 3.6 to the same extent as if it were a Lender.


     13.3. Assignments.

          13.3.1. Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $1,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

          13.3.2. Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund; provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. Any consent required under this Section 13.3.2 shall not be unreasonably withheld or delayed.

          13.3.3. Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Sections 13.3.1 and 13.3.2, and (ii) payment of a $3,500 fee by the assigning Lender or Purchaser to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section
     13.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with
     Section 13.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.


          13.3.4. Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

     13.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Report; provided that each Transferee and prospective Transferee agrees to be bound by Section 10.11 of this Agreement.

                                  ARTICLE XIV

                                    NOTICES

     14.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

     14.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XV

                                  COUNTERPARTS

     15.1. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                  ARTICLE XVI

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     16.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     16.2. CONSENT TO JURISDICTION. THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING AN EXPRESS CONSENT TO ANOTHER JURISDICTION) AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER OR ANY GUARANTOR AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

     16.3. WAIVER OF JURY TRIAL. THE BORROWER, EACH GUARANTOR, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                               BORROWER:

                               QUEST CHEROKEE, LLC


                               By:   /s/ JERRY CASH
                                     --------------------------------
                               Name: Jerry D. Cash
                                     --------------------------------
                               Title:Manager
                                     --------------------------------


                               c/o Quest Resources Corporation
                               5901 N. Western, Suite 200
                               Oklahoma City, Oklahoma 73118
                               Attention:  Jerry Cash
                               Chairman and Co-Chief Executive Officer
                               Telephone:  (405) 840-9894
                               Facsimile:  (405) 840-9897


                               GUARANTOR:


                               BLUESTEM PIPELINE, LLC


                               By:   /s/ JERRY CASH
                                     ----------------------------------
                               Name: Jerry D. Cash
                                     ----------------------------------
                               Title:Manager
                                     ----------------------------------

                               c/o Quest Resources Corporation
                               5901 N. Western, Suite 200
                               Oklahoma City, Oklahoma 73118
                               Attention:  Jerry Cash
                               Chairman and Co-Chief Executive Officer
                               Telephone:  (405) 840-9894
                               Facsimile:  (405) 840-9897

Commitments
-----------

$35,000,000                    BANK ONE, NA,
                               Individually and as Agent


                               By:   /s/ J. SCOTT FOWLER
                                     -------------------------------
                               Name: J. Scott Fowler
                                     -------------------------------
                               Title:Director, Capital Markets
                                     -------------------------------


                               Bank One, NA
                               Mail Code IL1-0634
                               1 Bank One Plaza
                               Chicago, Illinois 60670-0634
                               Attention: Jim Moore
                               Telephone: (312) 385-7057
                               Facsimile: (312) 732-4840

                               with a copy to:
                               Bank One, NA
                               1717 Main Street
                               Fourth Floor
                               Dallas, Texas 75201
                               Attention: J. Scott Fowler, Director
                                          Capital Markets
                               Telephone: (214) 290-2162
                               Facsimile: (214) 290-2332

                                   EXHIBIT A-1
                       FORM OF BORROWER'S COUNSEL OPINION



                                   [Attached]

                                   EXHIBIT A-2
                       FORM OF COLLATERAL AGENT'S OPINION



                                   [Attached]

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE



To:   The Lenders parties to the
      Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Senior Term Second Lien Secured Credit Agreement dated as of December 22, 2003 (as amended, modified, renewed or extended from time to time, the "Agreement") among Quest Cherokee, LLC, a Delaware limited liability company (the "Borrower"), Bluestem Pipeline, LLC, a Delaware limited liability company, a Guarantor, the lenders party thereto and Bank One, NA, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected of Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     5. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement and the other Loan Documents and the status of compliance.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower and its Subsidiaries have taken, is taking, or proposes to take with respect to each such condition or event:

     ____________________________________________________________________

     ____________________________________________________________________

     ____________________________________________________________________

     The foregoing  certifications,  together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , .



                               ______________________________________

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
                       Provisions of 7.22.1 and 7.22.2 of
                                  the Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Term Second Lien Secured Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, without limitation and to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

     1. Assignor: _____________________________________________

     2. Assignee: _____________________________________________ [and is an
                  Affiliate/Approved Fund of [identify Lender]]1

     3. Borrower(s): __________________________________________

     4. Agent: ________________________________________________, as the agent under the Credit Agreement.

     5. Credit Agreement: The $35,000,000 Senior Term Second Lien Secured Credit
                    Agreement dated as of _______________ among Quest Cherokee, LLC ("Borrower"), Bluestem Pipeline, LLC, the Lenders party thereto, Bank One, NA, , as Agent, and the other agents party thereto.

1  Select as applicable.

     6. Assigned Interest:

          Aggregate Amount of        Amount of          Percentage Assigned of
          Loans for all Lenders*     Loans Assigned*    Loans2

          $                          $                  _______%
          $                          $                  _______%
          $                          $                  _______%


     7. Trade Date: ________________________________4

     Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

     The terms set forth in this Assignment and Assumption are hereby agreed to:


                               ASSIGNOR
                               [NAME OF ASSIGNOR]


                               By:_________________________________________
                               Title:______________________________________


                               ASSIGNEE
                               [NAME OF ASSIGNEE]


                               By:_________________________________________
                               Title:______________________________________

[Consented to and]5 Accepted:

BANK ONE, NA,
as Agent


By:________________________________
Title:


*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 3 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Term Loan Commitment,", etc.) 4 Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
5 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

                                     ANNEX I
                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION


     1. Representations and Warranties.

          1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Guarantors, the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Guarantors, the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or any Guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA,
(v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and
(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

                          ADMINISTRATIVE QUESTIONNAIRE


(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

   (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

              US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS


    (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

    (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                                    EXHIBIT D

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION



To Bank One, NA,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Senior Term Second Lien Secured Credit Agreement, dated December 22, 2003 (as the same may be amended or modified, the "Credit Agreement"), among Quest Cherokee, LLC (the "Borrower"), Bluestem Pipeline, LLC, a Guarantor, the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following money transfer instructions with respect to the proceeds of the initial Advance.

Facility Identification Number(s)_______________________________________________

Customer/Account Name___________________________________________________________

Transfer Funds To_______________________________________________________________

                 _______________________________________________________________

For Account No._________________________________________________________________

Reference/Attention To _________________________________________________________

Authorized Officer (Customer Representative)  Date______________________________


_______________________________________       __________________________________
(Please Print)                                Signature

Bank Officer Name                             Date______________________________


_______________________________________       __________________________________
(Please Print)                                Signature


   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT E

                                      NOTE


                                                                          [Date]


     Quest Cherokee, LLC, a Delaware limited liability company (the "Borrower"), promises to pay to the order of ____________________________________ (the
"Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available U.S. Dollars at the main office of Bank One, NA, in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Senior Term Second Lien Secured Credit Agreement dated as of _______________,______ (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and is guaranteed pursuant to the Guaranty as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                               QUEST CHEROKEE, LLC


                               By:______________________________________________
                               Print Name:______________________________________
                               Title:___________________________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                          NOTE OF ___________________,
                          DATED ____________________,



               Principal         Maturity            Principal
               Amount of       of Interest             Amount         Unpaid
Date              Loan            Period                Paid         Balance
--------------------------------------------------------------------------------

                                    EXHIBIT F
                          CERTIFICATE OF EFFECTIVENESS



                                   [Attached]

                                    EXHIBIT G
                            FORM OF SUBORDINATE NOTE



                                   [Attached]

                                 SCHEDULE 1.1-A
                           EXISTING LETTERS OF CREDIT

                                 SCHEDULE 1.1-B
                           RATE MANGEMENT TRANSACTIONS

                                  SCHEDULE 5.7

                         MATERIAL CONTINGENT LIABILITIES


None.

                                  SCHEDULE 5.8

                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (See Sections 5.8 and 7.15)


 Investment     Jurisdiction of          Owned        Amount of       Percent
     In           Organization            By         Investment      Ownership
--------------------------------------------------------------------------------

  Bluestem          Delaware           Borrower      $25,329,234.08    100%

                                  SCHEDULE 5.13

                             INDEBTEDNESS AND LIENS
                          (See Sections 5.13 and 7.15)


                                                                       Amount
Indebtedness   Indebtedness      Property                                of
 Incurred By     Owed To      Encumbered (If Any)     Maturity      Indebtedness
--------------------------------------------------------------------------------
Borrower       Yates Center      Inventory            11/04/04        $67,332.54
               Branch Bank

Borrower       Yates Center      Equipment            02/19/08       $417,799.76
               Branch Bank

Borrower       Bank of           Building - Chanute   10/15/13        $49,661.24
               Commerce          125 & 127 W. Main

Borrower       Caterpillar       Equipment            01/06, 03/06,  $171,949.39
               Financial                              08/05, 10/06,
                                                      11/07

Borrower       Case Credit       Equipment            08/18/04         $2,245.94

Borrower       DC Financial      Equipment            07/25/05,       $34,983.78
               Services                               12/27/05

Borrower       Ford Motor        Trucks               03/24/06,      $141,935.07
               Credit                                 01/14/06,
                                                      01/18/05,
                                                      04/08/07,
                                                      07/23/07,
                                                      11/23/07

Borrower       Marilyn Lamb      Trucks               None             $8,725.00

Borrower       Chrysler          Trucks               06/23/05,       $60,885.44
               Financial                              07/13/05,
                                                      07/22/07

Borrower    BEC of Kansas        None                 None            $43,316.85
            (entity owned
            by Doug Lamb)

    Total                                                            $998,835.01